EXHIBIT 10.219

EXECUTION COPY

September 25, 2008

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

DEVELOPMENT, LICENSE AND COMMERCIALIZATION AGREEMENT

by and between

INDEVUS PHARMACEUTICALS, INC.

and

TEVA PHARMACEUTICAL INDUSTRIES LTD.

THIS DEVELOPMENT, LICENSE AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is made as of September 25, 2008 (“Agreement Date”), by and between INDEVUS PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 33 Hayden Avenue, Lexington, MA 02421, United States (“Indevus”) and TEVA PHARMACEUTICAL INDUSTRIES LTD., a limited liability company existing under the laws of Israel and having its principal office at Petah Tiqva 49131, Israel (“Teva”).

B A C K G R O U N D:

Indevus owns or Controls the Indevus Intellectual Property relating to Compound for the treatment of stuttering;

Teva and its Affiliates have significant experience in the development, marketing, promotion and sale of pharmaceutical products, and Teva desires to obtain on the Effective Date the exclusive worldwide right and license in the Territory under the Indevus Intellectual Property to further develop and thereafter Commercialize the Product for all possible indications in the Field (including for stuttering) and Indevus desires to grant to Teva on the Effective Date such exclusive worldwide right and license, on and subject to the terms and conditions set forth herein; and

Indevus and Teva desire to conduct certain Development for the U.S. market, all on and subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, where used in the singular or plural, shall have the respective meanings set forth below:

1.1 “Act” means the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time.

1.2 “Affiliate” means with respect to a Party (i) any corporation or business entity of which more than fifty percent (50%) of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by such Party; (ii) any corporation or business entity which, directly or indirectly, owns, controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of such Party; (iii) any corporation or business entity of which, directly or indirectly, an entity described in the immediately preceding subsection (ii) controls or holds more than fifty percent (50%) (or the maximum ownership interest permitted by law) of the securities or other ownership interests representing the equity, voting stock or general partnership interest of such corporation or entity; or (iv) any corporation or business entity of which such Party has the right to acquire, directly or indirectly, more than fifty percent (50%) of the securities or other ownership interests representing the equity, voting stock or general partnership interest thereof.

1.3 “Agreement Date” has the meaning set forth in the preamble hereof.

1.4 “Agreement Term” has the meaning set forth in Section 9.1(a).

1.5 “Authorized Generic Product” has the meaning set forth in Section 2.4.

1.6 “Authorized Generic Royalty Term” means, in each country in the Territory, the period commencing on the date of First Commercial Sale of an Authorized Generic Product in the applicable country and expiring on the date of First Commercial Sale of the [***] Generic Product in such country.

1.7 “Bankruptcy Code” has the meaning set forth in Section 9.3.

1.8 “Breaching Party” has the meaning set forth in Section 9.2(b)(i).

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1.9 “Business Day” means any calendar day, except that if an activity to be performed or an event to occur falls on a Friday, Saturday, Sunday or a day which is recognized as a national holiday in the place of performance of an applicable activity or occurrence of an applicable event, then the activity may be performed or the event may occur on the next day that is not a Friday, Saturday, Sunday or nationally recognized holiday.

1.10 “Calendar Quarter” means for each Calendar Year, each of the three month periods ending March 31, June 30, September 30 and December 31; provided, however, that (a) the last Calendar Quarter of the U.S. Collaboration Period shall commence on the first day of the Calendar Quarter in which the U.S. Collaboration Period terminated and expire on the effective date of termination of the U.S. Collaboration Period, (b) the first Calendar Quarter of the Royalty Term for the United States shall commence on the first day of the U.S. License Period and expire at the end of the Calendar Quarter in which the U.S License Period commenced, (c) the first Calendar Quarter of any other period specified under this Agreement shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (d) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.

1.11 “Calendar Year” means, for the first Calendar Year, the period commencing on the Effective Date and ending on December 31, 2008, and for each year thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.12 “C.F.R.” means the United States Code of Federal Regulations, as amended from time to time.

1.13 “Change of Control” means with respect to a Party, the occurrence of any of the following:

(a) any Third Party that was not, on the Effective Date, the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting equity of such Party becomes (after the Effective Date) the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the voting equity of such Party whether as a result of issuances, redemptions, repurchases or transfers of voting equity or otherwise; or

(b) such Party consolidates with, or merges with or into, a Third Party or sells, assigns, conveys, transfers, leases or otherwise disposes of all, or substantially all, of its assets to a Third Party, or a Third Party consolidates with, or merges with or into, such Party, in any such event pursuant to a transaction in which the outstanding voting equity of such Party is converted into or exchanged for cash, securities, equity interests or other property and immediately after such transaction the persons who were the beneficial owners of the outstanding voting equity of such Party immediately prior to the transaction are not the beneficial owners, directly or indirectly, of more than fifty percent (50%) of the total voting equity of the surviving or transferee entity.

For purposes of this Agreement, any such Third Party or surviving or transferee entity resulting from any of the foregoing is referred to as a “Successor Entity” of the applicable Party.

1.14 “Claims” has the meaning set forth in Section 10.2.

1.15 “Clinical Data Review” has the meaning set forth in Schedule 1.64(a).

1.16 “Clinical Studies” means any clinical studies of Product conducted on humans.

1.17 “Commercialization” and “Commercialize” means those activities undertaken with respect to the commercialization of Product, including promotion, marketing, sale, supply, manufacturing, purchasing, procurement, warehousing, import, export, distribution, educational activities, post-approval Clinical Study activities and pre-launch activities.

1.18 “Commercially Reasonable Efforts” means exerting such efforts and employing such resources as would normally be exerted or employed by the applicable Party for its other drug candidates and pharmaceutical products of a comparable stage of development and commercial potential, taking into account the cost effectiveness of efforts or resources, the competitiveness of alternative compounds or products that are or are expected to be in the marketplace, the patent and other proprietary position of the compound or product, the profitability of the compound or product and alternative compounds or products and other relevant commercial factors.

1.19 “Competing Product” means any pharmaceutical product that is approved by the applicable Regulatory Authority with a labeled indication for stuttering.

1.20 “Compound” means [***] or pagoclone, as diagrammed on Schedule 1.20 and any pharmaceutically acceptable salts, hydrates, solvates, metabolites, enantiomers, amides, prodrugs and esters of the foregoing, or mixtures thereof.

1.21 “Control” means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or arrangement with any Third Party.

1.22 “CSC” means the Central Steering Committee formed by the Parties in accordance with Article 3.

1.23 “Data” means any and all research data, pharmacology data, preclinical data, clinical data, Chemistry, Manufacturing and Control (“CMC”) data and/or all other similar documentation generated in connection with the Compound or Product.

1.24 “Data Management Plan” has the meaning set forth in Schedule 1.64(a).

1.25 “Database Lock” means, with respect to the Next Trial, the stage in which the clinical trial database is ready for code opening and analysis of the trial results, as described in Schedule 1.64(a).

1.26 “Decision Point” means any date on which the following events occur during the U.S. Collaboration Period:

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1.27 “Development” means those activities undertaken with respect to the Compound or Product which are devoted to the exploration of a potential pharmaceutical product, including Clinical Studies and any other activities directed toward quality issues, publication, or as part of the process of obtaining Regulatory Approval of such Compound or Product.

1.28 “Disputed Claim” has the meaning set forth in Section 10.4(b).

1.29 “Dollar” or “$” means the lawful currency of the United States.

1.30 “Drug Approval Application” means an application for Regulatory Approval required before commercial sale or use of a Product as a pharmaceutical product in a regulatory jurisdiction.

1.31 “Effective Date” means the date on which the waiting period, if any, under the HSR Act with respect to the transactions contemplated hereunder has expired or has been terminated.

1.32 “EMEA” means the European Medicines Agency and any successor agency thereof having substantially the same functions or, if the mutual recognition procedure is used for the Product in the EU, any governmental authority having the authority to regulate the sale of medicinal or pharmaceutical products in any country in the EU.

1.33 “End-of-Phase II Meeting” means Teva’s meeting with the FDA consistent with 21 C.F.R. Section 312.47(b)(1).

1.34 “EU” means all countries that are member states of the European Union at any time during the Agreement Term.

1.35 “EU Major Market” means any one of the following countries: United Kingdom, France, Germany, Italy or Spain.

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1.36 “FDA” means the Food and Drug Administration of the United States Department of Health and Human Services and any successor agency having substantially the same functions.

1.37 “FDA Approval” means all authorizations by the FDA which are required for the marketing of a Product in the United States as defined in 21 C.F.R. Section 314.105.

1.38 “Field” means the prevention, diagnosis or treatment of any disease or medical condition in humans.

1.39 “First Commercial Sale” means the first sale to a Third Party for end use or consumption of an applicable product in a country after receipt of Regulatory Approval in such country or, where Regulatory Approval is not required, then the first sale for end use or consumption of a product to a Third Party in that country in connection with the nationwide introduction of such product.

1.40 “First Period Plan and Budget” means the plan setting forth (a) activities and estimated timelines relating to Development and Commercialization throughout the Territory, including a description of activities designed to generate clinical, manufacturing and regulatory information required for filing the first NDA in the United States, and (b) the budget setting forth costs estimated to be incurred in performing such activities (the “First Period Budget Costs”), both in the aggregate and by Calendar Year, for the period commencing on the date Teva issues the Go Decision and ending on the date that is forecasted therein for the submission of the first NDA for the initial indication of Product (the “First Period Plan and Budget Period”), submitted by Teva to Indevus pursuant to Section 4.4(c)(i), and all revisions, amendments or updates thereto submitted by Teva to Indevus pursuant to Section 4.4(c)(ii). First Period Budget Costs shall include the external out-of-pocket costs and expenses incurred by and on behalf of Teva and its Affiliates and the costs of such activities performed by Teva’s FTEs, valued at the then current Teva FTE reimbursement rate, and consistent with Schedule 1.40, but shall exclude any costs and expenses incurred for (x) Development activities conducted solely for Regulatory Approval outside the United States, and (y) Commercialization activities conducted solely for markets outside the United States.

1.41 “GAAP” means generally accepted accounting principles in the United States, consistently applied.

1.42 “Generic Competition” shall be deemed to exist in a particular country as of any date if, during the [***] immediately preceding Calendar Quarters, (a) Generic Products have a market share in the applicable country of at least [***] of the then combined unit volume of Product and Generic Products, or (b) after the introduction of a Generic Product, Net Sales of Product decrease by at least [***], provided that each of (a) and (b) herein shall be measured as an average taken over such [***] Calendar Quarters. If such market share or such decrease in Net Sales of Product is greater than [***] during the [***] immediately preceding Calendar Quarters in any country, similarly measured as an average taken over such [***] Calendar Quarters, then “Substantial Level Generic Competition” shall be deemed to exist in such country as of such date.

1.43 “Generic Product” means any product containing the Compound as an active ingredient sold by a Third Party (excluding, for these purposes, sublicensees of Teva).

1.44 “Go Decision” has the meaning set forth in Section 4.4(b).

1.45 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

1.46 “HSR Filing” has the meaning set forth in Section 11.6(a).

1.47 “Improvements” means all inventions and Know-How, patentable or otherwise, made, created, developed, conceived or reduced to practice by or on behalf of a Party and/or any of its Affiliates pursuant to activities relating to or contemplated by this Agreement during the Agreement Term, that have application or relate to Compound or Product for use in the Field including developments in the manufacture, formulation, ingredients, preparation, presentation, means of delivery or administration, dosage, indication, methods of use or packaging and/or sale of Product.

1.48 “IND” means an Investigational New Drug application, as described in 21 C.F.R. Section 312.23, obtained for purposes of conducting clinical trials in accordance with the

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requirements of the Act and the regulations promulgated thereunder, including all supplements and amendments thereto relating to the use of Compound or Product in the Field, including IND Number [***].

1.49 “IND Transfer Date” has the meaning set forth in Section 4.3.

1.50 “Indevus Indemnified Parties” has the meaning set forth in Section 10.1.

1.51 “Indevus Intellectual Property” means the Indevus Patent Rights and the Indevus Know-How.

1.52 “Indevus Know-How” means all Know-How that are as of the Agreement Date or become as a result of the Next Trial owned or Controlled by Indevus.

1.53 “Indevus Patent Rights” means all Patent Rights (a) that are owned or Controlled by Indevus as of the Agreement Date, and/or (b) which arise from inventions made, conceived, discovered, reduced to practice or generated during Development activities conducted by Indevus prior to the Go Decision, in each case including (i) any and all Indevus Patent Rights that are not SA Patents (the “Assignable Patents”), including the Patent Rights listed in Schedule 1.53(A); and (ii) any and all Patent Rights that are licensed to Indevus pursuant to the SA Agreement (the “SA Patents”), including the Compound Patent Rights listed in Schedule 1.53(B) and the Patent Rights listed in Schedule 1.53(C) (as each of such terms is defined in the SA Agreement), which schedule shall be updated as necessary from time to time.

1.54 “Indevus Transition Team” has the meaning set forth in Section 4.2(b).

1.55 “Insurance” has the meaning set forth in Section 10.6(a).

1.56 “Intellectual Property” means Patent Rights and Know-How, collectively.

1.57 “Know-How” means all proprietary information and technology, including trade secret information, developments, discoveries, methods, techniques, formulations, data, and other information, whether or not patentable, that relate to the Compound, Product or any Improvement, including methods relating to their development, manufacture or use and which are not disclosed or covered in Patent Rights.

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1.58 “Law(s)” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any governmental authority.

1.59 “Losses” means any and all damages, awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties (including penalties imposed by any governmental authority), costs, fees, liabilities, obligations, taxes, liens, losses, lost profits and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) awarded or otherwise paid or payable to Third Parties.

1.60 “NDA” means a new drug application submitted to the FDA to obtain approval for the marketing of the Product in the United States, together with all subsequent submissions, supplements and amendments thereto.

1.61 “Net Sales” means the gross sales amount of Products (or, in the case of Sections 5.3(a)(v), 5.4(d), 5.5(c), 5.5(d) and 5.6, of Authorized Generic Products) invoiced to Third Parties by Teva, its Affiliates and sublicensees, less the following deductions only if recorded by Teva, its Affiliates and sublicensees as a reduction from gross to net sales and calculated in accordance with GAAP, except with respect to item (g) below, or to the extent included in such gross invoiced amount:

(a) quantity and/or cash discounts allocated to the applicable Product;

(b) customs, duties, sales and similar taxes;

(c) amounts allowed or credited by reason of rejections, return of goods (including as a result of recalls, market withdrawals and other corrective actions), and retroactive price reductions or allowances specifically identifiable as related to the sale of the Product;

(d) allowances and credits related to inventory management or similar agreements with wholesalers allocated to the applicable Product;

(e) amounts incurred resulting from government (or any agency thereof) mandated rebate programs in the Territory specifically identifiable as related to the sale of Product;

(f) Third Party rebates, patient discount programs, administrative fees and chargebacks or similar price concessions specifically identifiable as related to the sale of the Product;

(g) bad debt recognized by Teva for accounting purposes as not collectible, adjusted for changes to reserve for bad debts;

(h) freight, packing, shipping or insurance;

(i) usual and customary commissions paid to agents or distributors to secure tender offers or other purchases by local authorities, to the extent specifically identifiable as related to the sale of Product; and

(j) as agreed by the Parties, such agreement not to be unreasonably withheld, any other specifically identifiable amounts included in a Product’s gross sales amount that were or ultimately will be credited and that are substantially similar to those listed above.

To the extent that such discounts, allowances, credits, rebates and other deductions are not specifically identifiable as related to Product, they shall be fairly and equitably allocated to the applicable Product and, to the extent applicable, other products or services of Teva or its Affiliates such that the Products do not bear a disproportionate portion of such deductions. For the avoidance of doubt, Net Sales shall not include sales by Teva to its Affiliates or sublicensees for resale; provided that, if Teva sells the Product to an Affiliate or sublicensee for resale, then the Net Sales calculation shall include the amounts invoiced by such Affiliate or sublicensee to Third Parties on the resale of the Product. For purposes of this Agreement, “sale” shall not include transfers or other distributions or dispositions of the Product, at no charge, for regulatory purposes, clinical trials, samples, free products or in connection with patient assistance programs or other charitable purposes or to physicians or hospitals for promotional purposes. The Product shall be considered “sold” only when billed or invoiced.

No amount included in subsections (a)-(j) above shall be included in the costs used by Teva under Section 1.91 in the calculation of the U.S. Gross Margin.

1.62 “Next Trial” means the Phase II Clinical Study relating to Product, the protocol for which shall be agreed upon by the Parties as promptly as practicable but not later than [***] before the commencement of the Next Trial, which protocol shall be consistent with the budget setting forth costs associated with the Next Trial (the “Next Trial Costs”), as described in detail in Schedule 4.4(b) (the “Next Trial Budget”), the synopsis attached hereto as Schedule 1.62, and the draft of which has been delivered by Indevus to Teva for its review and final comments (the “Next Trial Protocol”).

1.63 “Next Trial Completion” means the date of the Database Lock.

1.64 “Next Trial Report” has the meaning set forth in Section 4.4(b).

1.65 “No Go Decision” has the meaning set forth in Section 9.2(a)(i).

1.66 “Party” means Indevus or Teva.

1.67 “Parties’ Patent Rights” has the meaning set forth in Section 7.3(a).

1.68 “Patent Rights” means any patents, patent applications, certificates of invention, or applications for certificates of invention and any supplemental protection certificates, together with any extensions, registrations, confirmations, reissues, substitutions, divisions, continuations or continuations-in-part, reexaminations or renewals thereof that relate to the Compound, Product or any Improvement, including methods of development, manufacture or use invented pursuant to this Agreement and relating solely to the Compound or Product.

1.69 “Primary Endpoint” [***]

1.70 “Product” means any pharmaceutical preparation in final form (or, where the context so indicates, the form under development) containing the Compound as a primary active therapeutic ingredient, which requires a prescription from a physician or other health care professional, for use in the Territory. For purposes of clarity, “Product” does not include “Authorized Generic Product”.

1.71 “Product Label(ing)” shall have the same meaning as defined in the Act and as interpreted by the FDA.

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1.72 “Proprietary Information” means any and all scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, orally or by any other means, which is owned and under the protection of one Party and is provided by that Party to the other Party in connection with this Agreement, and shall include Indevus Know-How and Teva Know-How, as applicable.

1.73 “Regulatory Approval” means approval by the relevant Regulatory Authority of an NDA or other Drug Approval Application, notice of compliance and any other license or permit required to be approved for the manufacture, use, storage, import, export, transport and sale of Product in a regulatory jurisdiction.

1.74 “Regulatory Authority” means any governmental or other competent authority in a country, region or other regulatory jurisdiction, including the FDA and the EMEA, that regulates the manufacture, use, storage, import, export, transport and sale of any Product.

1.75 “Regulatory Documents” has the meaning set forth in Section 4.3.

1.76 “Royalty Conversion Event” has the meaning set forth in Section 5.3(b).

1.77 “Royalty Term” means the period (a) commencing (i) in the United States, on the first day of the U.S. License Period, and (ii) in each country in the Territory other than the United States [***] , on the date of First Commercial Sale of Product by Teva, its Affiliates or sublicensees in the applicable country; and (b) expiring on the later of either (i) the expiration or invalidation of the last Valid Claim in the applicable country in the Territory or (ii) twelve (12) years from the date of First Commercial Sale of Product by Teva, its Affiliates or sublicensees in such country, subject in either case to early termination in the event of Substantial Level Generic Competition in the applicable country in the Territory.

1.78 “SA Agreement” means the License Agreement dated as of February 18, 1994 by and between Indevus (f/k/a Interneuron Pharmaceuticals, Inc.) and Sanofi-Aventis, SA (as successor to Rhone-Poulenc Rorer S.A.) (“SA”), as amended on October 29, 2001 and on March 27, 2008, a true and correct copy of which has been delivered to Teva concurrently with the execution of this Agreement.

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1.79 “SEC” means the United States Securities and Exchange Commission and any successor agency having substantially the same functions.

1.80 “Second Period Plan and Budget” means the plan setting forth (a) activities and estimated timelines relating to Development and Commercialization, including a description of the planned launch, educational, marketing and promotional activities related to Product for the initial indication in the United States, and (b) the budget setting forth costs estimated to be incurred in performing such activities (the “Second Period Budget Costs”), both in the aggregate and by Calendar Year, for the period commencing on the date of the submission of the first NDA for the initial indication of the Product and ending on the date that is forecasted therein to be twelve (12) months after the First Commercial Sale of Product in the United States by Teva, its Affiliates or sublicensees (the “Second Period Plan and Budget Period”), submitted by Teva to Indevus pursuant to Section 4.7(d)(i), and all revisions, amendments or updates thereto submitted by Teva to Indevus pursuant to Section 4.7(d)(ii). Second Period Budget Costs shall include the external out-of-pocket costs and expenses incurred by and on behalf of Teva and its Affiliates and the costs of such activities performed by Teva’s FTEs, valued at the then current Teva FTE reimbursement rate, and consistent with Schedule 1.40, but shall exclude any costs and expenses incurred for (x) Development activities conducted solely for Regulatory Approval outside the United States, and (y) Commercialization activities conducted solely for markets outside the United States.

1.81 “Significant Plan Amendment” means:

(a) as used in Section 4.4(c), any revision, amendment or update to the First Period Plan and Budget that:

(i) for the period beginning on the date of the Go Decision and ending on and including the date of completion of the End-of-Phase II Meeting, would have the effect of increasing the First Period Budget Costs during any Calendar Year within the First Period Plan and Budget Period or the total aggregate First Period Budget Costs by an amount greater than [***];

and

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(ii) for the period beginning on the date immediately following the date of completion of the End-of-Phase II Meeting, would have the effect of increasing First Period Budget Costs by either:

(A) during any Calendar Year within the First Period Plan and Budget Period, the lesser of

1. an amount greater than a [***] increase of the First Period Budget Costs projected for such Calendar Year,

or

2. [***];

or

(B) an amount greater than a [***] increase from the total aggregate First Period Budget Costs included in the initial First Period Plan and Budget delivered to the CSC under Section 4.4(c)(i);

provided, however, that following the delivery by Teva of a revised First Period Plan and Budget pursuant to Section 4.4(c)(ii)(A), if such revision does not constitute a Significant Plan Amendment under Section 1.81(a)(ii)(A) or 1.81(a)(ii)(B) or it does constitute such a Significant Plan Amendment but Indevus does not deem the Decision Point set forth in Section 1.26(c) a Royalty Conversion Event pursuant to Section 5.3(b), then the First Period Budget Costs set forth in such revised First Period Plan and Budget delivered pursuant to Section 4.4(c)(ii)(A) will become the baseline for the determination of a Significant Plan Amendment under Section 1.81(a)(ii)(A) and 1.81(a)(ii)(B) for the remainder of the First Period Plan and Budget Period; and

(b) as used in Section 4.7(d) any revision, amendment or update to the Second Period Plan and Budget that:

(i) for the period beginning on the date of the submission of the first NDA for the initial indication of Product and ending on and including the date of FDA Approval of

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such NDA, would have the effect of increasing either the Second Period Budget Costs during any Calendar Year within the Second Period Plan and Budget Period or the total aggregate Second Period Budget Costs by the lesser of

(A) an amount greater than a [***] increase of such budget costs,

or

(B) $[***];

and

(ii) for the period beginning the day immediately following the date of FDA Approval of the first NDA for the initial indication of Product and ending on and including the date forecasted to be twelve (12) months after the First Commercial Sale of Product by Teva, its Affiliates or sublicensees in the United States, would have the effect of increasing Second Period Budget Costs by either:

(A) during any Calendar Year within the Second Period Plan and Budget Period by the lesser of

1. an amount greater than a[***] increase of the Second Period Budget Costs projected for such Calendar Year,

or

2. [***];

or

(B) an amount greater than a [***] increase from the total aggregate Second Period Budget Costs included in the initial Second Period Plan and Budget delivered to the CSC under Section 4.7(d)(i);

provided, however, that following the delivery by Teva of a revised Second Period Plan and Budget pursuant to Section 4.7(d)(ii)(A), if such revision does not constitute a

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Significant Plan Amendment under Section 1.81(b)(ii)(A) or 1.81(b)(ii)(B) or it does constitute such a Significant Plan Amendment but Indevus does not deem the Decision Point set forth in Section 1.26(c) a Royalty Conversion Event pursuant to Section 5.3(b), then the Second Period Budget Costs set forth in such revised Second Period Plan and Budget delivered pursuant to Section 4.7(d)(ii)(A) will become the baseline for determination of a Significant Plan Amendment under Section 1.81(b)(ii)(A) and 1.81(b)(ii)(B) for the remainder of the Second Period Plan and Budget Period.

1.82 “Successor Entity” has the meaning set forth in Section 1.13.

1.83 “Territory” means the entire world.

1.84 “Teva Indemnified Parties” has the meaning set forth in Section 10.1.

1.85 “Teva Know-How” means all Know-How that becomes during the Agreement Term and pursuant to the terms of this Agreement owned or Controlled by Teva.

1.86 “Teva Patent Rights” means any Patent Right that becomes during the Agreement Term and pursuant to the terms of this Agreement owned or Controlled by Teva, which Patent Right discloses or claims subject matter resulting or derived from Development from and after the Go Decision.

1.87 “Third Party(ies)” means a person or entity who or which is neither a Party nor an Affiliate of a Party.

1.88 “Third Party Agreements” has the meaning set forth in Section 6.2(d).

1.89 “Transition Period” has the meaning set forth in Section 4.2(b).

1.90 “U.S. Collaboration Period” means, with respect to the United States, the period commencing on the Effective Date and, unless terminated earlier upon the occurrence of a Royalty Conversion Event pursuant to Section 5.3(b), expiring on the later of either (a) the expiration or invalidation of the last Valid Claim in the United States or (b) twelve (12) years from the date of First Commercial Sale of Product by Teva, its Affiliates or sublicensees in the United States.

1.91 “U.S. Gross Margin” means, for a particular Calendar Quarter during the U.S. Collaboration Period, an amount equal to (a) Net Sales of Product in the United States for such Calendar Quarter, minus (b) either (i) during the Second Period Plan and Budget Period, the actual costs associated with activities set forth in the Second Period Plan and Budget or (ii) after the Second Period Plan and Budget Period, the actual costs associated with Commercialization and Development incurred by Teva consistent with Schedule 1.40, in either case for such Calendar Quarter. Notwithstanding the foregoing, costs that would constitute a Significant Plan Amendment (whether incurred prior to or after delivery to Indevus of the Significant Plan Amendment) shall not be deemed costs included in the calculation of the U.S. Gross Margin hereunder if, within [***] after receipt of the required Significant Plan Amendment, Indevus deems such Significant Plan Amendment a Royalty Conversion Event pursuant to Section 5.3(b), provided, however, that all other costs incurred from and after Indevus’ receipt of such Significant Plan Amendment up to and including the date of a Royalty Conversion Event, if any, shall be included in the calculation of the U.S. Gross Margin.

1.92 “U.S. License Period” means, if the U.S. Collaboration Period is terminated upon the occurrence of a Royalty Conversion Event pursuant to Section 5.3(b), the period commencing on the day immediately following the effective date of such termination and continuing in effect until expiration or earlier termination of the Royalty Term.

1.93 “Valid Claim” means any claim issued in an unexpired Indevus Patent Right or Teva Patent Right which has not been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction following exhaustion of all possible appeal processes, and which has not been admitted to be invalid or unenforceable through reissue, reexamination or disclaimer and has not been terminated for failure to pay maintenance fees.

1.94 “Warner Assignment and License” means the Assignment and License Agreement by and between Indevus and Warner Lambert Company LLC dated as of February 9, 2004, a true and correct copy of which has been delivered to Teva concurrently with the execution of this Agreement.

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1.95 “Warner Know-How” means the Warner Know-How, as such term is defined in the Warner Assignment and License.

ARTICLE 2

GRANT OF RIGHTS

2.1 Grants by Indevus.

(a) Subject to the terms and conditions of this Agreement, beginning on the Effective Date and ending upon the termination of this Agreement, Indevus hereby grants to Teva an exclusive (even as to Indevus) right and license throughout the Territory (with the right to grant sublicenses, subject to the provisions of Section 2.5) to practice under the Indevus Intellectual Property, to develop, make, have made, use, sell, have sold, offer for sale, import, export, register, market, promote and otherwise Commercialize the Compound and Products in the Field for all indications; provided, however, that the license granted under this Section 2.1 is expressly subject to the retained rights of Indevus to practice under the Indevus Intellectual Property solely to the extent necessary to carry out its express obligations under this Agreement. During the period beginning on the Agreement Date and ending on the Effective Date, Indevus shall take no action that adversely impacts or is otherwise inconsistent with the rights being granted to Teva hereunder.

(b) Teva does not expect or anticipate receiving any additional Indevus Intellectual Property created subsequent to the Next Trial Completion and through the Agreement Term, as Indevus has represented to Teva that it believes that it is remote that after the Next Trial Completion Indevus will be performing any research or development activities which would generate any additional Indevus Intellectual Property related to the license granted hereunder.

2.2 Sublicenses of Third Party Rights. The license granted to Teva under Section 2.1 includes exclusive sublicenses by Indevus in the Field (a) of certain Indevus Patent Rights and Indevus Know-How under the [***], and (b) of certain Indevus Know-How under the [***]. Teva acknowledges that it is a sublicensee under the [***] and the [***] to the extent stated in the foregoing sentence and agrees to be bound (and that any sublicensee hereunder shall be bound) by the

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respective terms of such agreements, to the same extent as Indevus is bound by such terms, to the extent applicable to the sublicense granted to Teva hereunder. Provided that Teva has not materially breached this Agreement and has failed to cure such material breach pursuant to Section 9.2(b)(i), Indevus shall pay all amounts which Indevus shall owe pursuant to the [***] by virtue of this Agreement and shall perform in all material respects its obligations under the [***] that are required to enable Teva to perform its obligations and exercise its rights under this Agreement. In the event that Indevus receives notice of a breach of the [***], which breach gives rise to a right to terminate the [***] in a way that would terminate or materially adversely affect Teva’s ability to perform its obligations or exercise its rights under this Agreement, Indevus shall notify Teva of such situation as soon as practicable, and use commercially reasonable efforts to promptly cure such breach. However, if Indevus is unable to cure such breach, Indevus shall, to the fullest extent possible, permit Teva to cure such breach, provided that Indevus shall reimburse Teva for any costs associated with curing such breach, or Teva shall be permitted to set off such costs against any amounts owed by Teva to Indevus hereunder. Without limiting the foregoing obligation of Indevus, Indevus shall use Commercially Reasonable Efforts to obtain within [***] of the Effective Date an agreement from [***] that, provided that Teva has not breached its obligations under this Agreement, in the event that the [***] is terminated for any reason, [***] agrees to grant Teva substantially equivalent rights on substantially equivalent terms as those granted to Indevus pursuant to the [***] as are necessary for Teva to exercise its rights and perform its obligations under this Agreement.

2.3 Retained Rights; No Implied Licenses. All rights not specifically granted to Teva under this Agreement are reserved and retained by Indevus. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to either Party, to or in respect of any product, patent, trademark, Proprietary Information, trade secret or other data or any other intellectual property of the other Party, except as set forth under this Agreement.

2.4 Competition. During the Agreement Term, neither Party will directly or indirectly distribute, promote, market or sell any Competing Product in the Territory; provided, however, that if during the Agreement Term a Party believes in good faith that at any time a launch of a Generic Product is imminent in any country, Teva shall have the right (but not the

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obligation) to launch a Generic Product of its own (an “Authorized Generic Product”) in such country, subject to the provisions of Section 5.3(a)(v). Notwithstanding the foregoing to the contrary, subject to the provisions of Section 11.2, in the event that Teva acquires a Third Party, or is acquired or becomes controlled by a Third Party, which is distributing, promoting, marketing or selling a Competing Product in a country in the Territory, Teva shall continue to use Commercially Reasonable Efforts to Develop and/or Commercialize the Product. Notwithstanding the foregoing, in the event that a Third Party is commercializing a pharmaceutical product with the same or similar labeling as Product but that does not contain the Compound as an active ingredient, nothing in this Agreement shall prohibit Teva from manufacturing, distributing, promoting, marketing or selling a generic version of such product, provided that the provisions under this Agreement regarding the use of Proprietary Information shall apply to such Third Party.

2.5 Proposed Sublicense by Teva. In the event Teva proposes to sublicense any of the rights or licenses granted to it by Indevus hereunder, the provisions of this Section 2.5 shall be applicable. Teva shall advise Indevus in advance of any proposed sublicense and give due consideration to Indevus’ comments thereto; provided, however that if any such proposed sublicense of a Product is with respect to [***], then such sublicense shall be subject to the [***]. Any sublicense shall be subject to the terms and conditions of this Agreement, and the grant of any sublicense by Teva shall not relieve Teva of any of its obligations under this Agreement.

2.6 Third Party Agreements. Within [***] after the Go Decision, Indevus shall assign to Teva and Teva shall assume the Third Party Agreements listed in Schedule 2.6(a), including all obligations thereunder (subject to the other provisions of this Agreement). Indevus shall use its Commercially Reasonable Efforts to modify such provisions of the Third Party Agreements listed in Schedule 2.6(a) as Teva shall reasonably request. Within [***] after the Next Trial Completion, Indevus shall provide to Teva a Schedule 2.6(b) setting forth therein all Third Party Agreements entered into subsequent to the Agreement Date in connection with the Next Trial and consistent with the Next Trial Budget. Indevus shall assign to Teva and Teva shall assume the Third Party Agreements listed in Schedule 2.6(b)

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which Teva shall specifically request, including all obligations thereunder (subject to the other provisions of this Agreement), or terminate such Third Party Agreements as Teva shall request. Indevus shall provide Teva with a reasonable opportunity to review and comment upon any such Third Party Agreements that Indevus believes in good faith would reasonably affect the Indevus Intellectual Property prior to execution by Indevus. Upon assignment to Teva, (a) all such Third Party Agreements shall be in full force and effect in accordance with their terms, (b) neither Indevus nor any other party thereto shall be in default or breach in any material respect of such Third Party Agreements, and (c) Indevus shall not have received any notice of any defaults, breaches or violation thereunder. Subject to the foregoing, Indevus shall have no further obligations under any Third Party Agreements assigned to Teva. Without Teva’s prior written consent, Indevus shall not modify, assign, amend or terminate any Third Party Agreement (as well as the SA Agreement and the Warner Assignment and License) and Indevus shall not enter into any other agreements regarding the Compound or the Products.

ARTICLE 3

GOVERNANCE

3.1 Central Steering Committee.

(a) Members. As of the Effective Date, the Parties shall establish a central steering committee (the “CSC”), which shall consist of four (4) members, two (2) of whom shall be designated by Teva, and two (2) of whom shall be designated by Indevus. The initial members of the CSC are set forth on Schedule 3.1. Teva and Indevus may replace any or all of its representatives on the CSC at any time upon written notice to the other Party. A Party may designate a substitute to temporarily attend and perform the functions of such Party’s designee at any meeting of the CSC; provided, however, that such designee shall have appropriate expertise. The CSC shall be chaired by a representative of Teva.

(b) Responsibilities. The CSC shall have as its overall purpose the supervision of Development and Commercialization in the United States. From time to time during the U.S. Collaboration Period, the CSC shall (i) review Development and Commercialization, as well as the First Period Plan and Budget and Second Period Plan and Budget and all revisions, updates or amendments thereto, and (ii) establish any additional committees deemed necessary or desirable to address other issues associated with the implementation of this Agreement. Indevus shall have the right, but not the obligation, to review and provide its comments to the First Period Plan and Budget and Second Period Plan and Budget, and all revisions, updates or amendments thereto, submitted by Teva to the CSC. The CSC shall have subordinate to it and shall oversee and supervise any such other committees as are formed by it from time to time and shall be responsible for ensuring that there is an alignment between the objectives of all such subordinate committees. The activities of such subordinate committees shall be responsive to, consistent with the decisions and direction of, and implement the policies of, the CSC.

(c) Decision Making. The CSC may make decisions with respect to any subject matter that is subject to the CSC’s decision-making authority and responsibilities as set forth in Section 3.1(b). Regardless of the number of individuals attending any CSC meeting, Teva and Indevus shall have a single vote each. The CSC shall attempt in good faith to reach unanimity with respect to matters that come before it for decision and shall give consideration to the views, positions and recommendations of each Party on such matters. If the CSC is unable to reach unanimity upon any issue or matter that is brought before it for decision within [***] after consideration by the CSC then, and in each such event, Teva shall be entitled to make the final decision for the CSC with respect to such issue or matter, which decision shall be binding upon the Parties; provided, however, that in case of a dispute regarding [***], if such a dispute has not been resolved within [***] after presentation to the CSC, then the dispute shall be referred to the Chief Executive Officer of Indevus and an Executive Vice President of Teva for resolution. If the Parties’ respective officers are unable to resolve such dispute within [***] after presentation of the dispute to them for resolution, the dispute shall be resolved pursuant to Section 11.8.

3.2 Meetings. The chairperson of the CSC shall call meetings as reasonably requested during the U.S. Collaboration Period by one of the Parties; provided, however, that the CSC shall meet at least on a semi-annual basis during the U.S. Collaboration Period unless otherwise required by this Agreement or agreed to between the Parties, and that the first meeting of the CSC shall be held as soon as practicable, but no later than [***] after the Effective Date[***]. The chairperson shall establish the timing and agenda of all CSC meetings

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and shall transmit notice of such meetings, including the agenda therefor, to all CSC members; provided, however, either Party may request that specific items be included on the applicable agenda and may request that additional meetings be scheduled as needed. Meetings may be held in person, by telephone, or by video conference call and, except as set forth above, the location of each meeting shall alternate between the Parties’ selected locations in Israel or Massachusetts or such other location as may be mutually agreed upon by the Parties. On advance written notice to the other Party, additional participants may be invited by any representative to attend meetings where appropriate. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to participate in or attend committee meetings. Any Proprietary Information disclosed in any meeting of the CSC or its subcommittees shall remain Proprietary Information of such Party.

3.3 Minutes of CSC and Subcommittee Meetings. Minutes of each CSC and CSC subcommittee meeting shall be transcribed and issued by a representative of Indevus within thirty (30) days after each meeting (or in any event at least ten (10) Business Days prior to the date of the next scheduled meeting of such committee) and shall be approved within thirty (30) days after each such meeting. Such minutes shall include only key discussion points and decisions made and provide a list of any identified issues yet to be resolved, either within such committee or through the relevant resolution process, if any.

3.4 Disbanding of CSC. The Parties shall have the right to disband the CSC upon mutual agreement. Teva shall have the right, in its sole discretion, to disband the CSC upon a Change of Control of Indevus. Additionally, if the CSC is not disbanded pursuant to the preceding sentences, and absent a mutual written agreement by the Parties to continue the CSC, the CSC shall be automatically disbanded effective on the earliest of (a) the termination of the U.S. Collaboration Period, (b) the [***] anniversary of the Effective Date or (c) the date of the first FDA Approval.

3.5 No Amendment. The CSC shall have only the powers assigned to it in this Article 3. All activities conducted by and decisions taken by the CSC shall be consistent with and subject to the provisions of this Agreement, and the CSC shall not have any power to take any action that conflicts with the terms of this Agreement or to amend, modify or waive compliance with any of the terms of this Agreement.

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ARTICLE 4

TRANSITION; DEVELOPMENT AND COMMERCIALIZATION

4.1 Information. Within [***] of the Effective Date, Indevus shall disclose and deliver to Teva electronic, where reasonably available, and hard copies (or, upon Teva’s request, originals) of all Data, all existing Indevus Intellectual Property, and any other documents regarding the Compound that may be necessary or useful for regulatory submissions (other than the IND). Without limiting the generality of the foregoing, Indevus shall deliver to Teva those items that were disclosed to Teva during the due diligence meetings held at Indevus’ offices on May 12-15, 2008, including all Data generated by any Third Party (including by SA (as successor to Rhone-Poulenc Rorer S.A.) and Warner Lambert Company LLC).

4.2 Transfer of Materials and Technical Assistance.

(a) Transfer of Materials. Within [***] after the Go Decision, Indevus shall deliver to Teva any Compound, analytical standards or markers for the Compound, intermediates, Product and any related substances that it owns or Controls and which are necessary or useful for the continued Development, Commercialization and research regarding the Compound and Products.

(b) Technical Assistance. Beginning on the date Teva issues the Go Decision and continuing for [***] thereafter (the “Transition Period”), Indevus shall provide for an orderly transition to Teva of the development, testing and regulatory activities performed by or on behalf of Indevus with respect to Compound and/or Product, subject to and in accordance with this Section 4.2. During the Transition Period, Indevus shall make available to Teva at Indevus’ facility in the United States, no fewer than [***] knowledgeable Indevus personnel familiar with the Indevus Know-How and clinical, regulatory, biostatistical, and chemistry, manufacturing and control (CMC) issues relating to Compound and/or Product (the “Indevus Transition Team”), to provide reasonable training and assistance to Teva with respect to the Indevus Know-How and such related issues, upon Teva’s reasonable request and at such times and places during normal

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business hours as may be mutually agreed to. After the expiration of the Transition Period, for a period not to exceed [***], if Teva requests additional training or assistance, Teva shall pay Indevus, at Indevus’ then current FTE reimbursement rate, and bear all Indevus’ reasonable out of pocket expenses, in connection with such assistance, provided that Indevus shall not be required to provide in excess of [***] during such [***] period for such services.

4.3 Regulatory Filings, Approvals and Applications. As soon as reasonably practicable, but in any event within [***] after the Go Decision, Indevus shall submit to the FDA a letter authorizing the transfer of ownership from Indevus to Teva, and shall otherwise take action within its control to transfer to Teva, all regulatory filings, approvals and applications relating to the Compound or the Products, including all INDs and all Regulatory Approvals, Drug Approval Applications and all related documentation and information (the “Regulatory Documents”). Teva shall execute and submit to the FDA a letter, accompanied by the transfer letter referred to in the preceding sentence, acknowledging Teva’s assumption of ownership of and responsibility for the Regulatory Documents. The effective date of the transfer of ownership of the Regulatory Documents to Teva is referred to as the “IND Transfer Date.”

4.4 Development.

(a) General. Except as specifically set forth in Section 4.4(b) with respect to the Next Trial, Development shall be conducted by Teva from and after the Go Decision with review by the CSC during the U.S. Collaboration Period, and Teva shall exercise Commercially Reasonable Efforts in doing so. Not less than [***] per Calendar Year, Teva shall provide to the CSC or, if the CSC has been disbanded, Teva shall provide to Indevus (i) a copy of the annual report that it submits to the FDA in connection with the periodic reporting requirement for the IND, and (ii) a written report summarizing the progress, status, and results of all Development and regulatory activities of Teva, its Affiliates and sublicensees relating to the Compound or Product, consistent with written reports issued by Teva in the ordinary course of its business. In addition, no more than [***] per Calendar Year, in addition to any meetings of the CSC, Indevus may request a meeting with Teva to discuss such written report at dates and locations to which the Parties mutually agree.

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(b) Next Trial. Commencing on the Effective Date, Indevus shall use Commercially Reasonable Efforts to conduct the Next Trial in accordance with the Next Trial Protocol and Next Trial Budget. No later than [***] following the Next Trial Completion, Indevus shall provide to Teva, in electronic format, the clinical trial database at Database Lock and all other information set forth on Schedule 1.64(a). Next Trial Costs shall be funded in the manner set forth in Sections 5.2(a) and 5.4(a). Any revisions to the Next Trial Protocol and Next Trial Budget that would, individually or in the aggregate, have the effect of increasing by more than [***] the costs set forth in the original Next Trial Budget shall be subject to mutual agreement by the Parties and, if so agreed, shall be set forth in an amendment to Schedule 4.4(b). Not later than [***] after the Next Trial Completion, Indevus shall deliver to Teva a report which shall be substantially similar in form to Schedule 1.64(b) (the “Next Trial Report”). Not later than [***] after the Next Trial Completion, Teva shall notify Indevus in writing of its decision in its sole discretion, either (i) to proceed with a Phase III clinical trial of the Compound for any indication, including stuttering (a “Go Decision”) or (ii) to terminate this Agreement pursuant to Section 9.2(a)(i).

(c) First Period Plan and Budget.

(i) First Period Plan and Budget. Not later than [***] after the Next Trial Completion, but in any event at least [***] prior to commencing any further Development under this Agreement, Teva shall prepare and deliver to the CSC the First Period Plan and Budget, which plan shall be consistent with plans employed by Teva in connection with pharmaceutical product projects of a comparable stage of development and similar market potential. Within [***] of receipt of the First Period Plan and Budget in accordance with this Section 4.4(c)(i), Indevus shall notify Teva of its decision, pursuant to the Decision Point set forth in Section 1.26(a), whether to continue the U.S. Collaboration Period or to deem such Decision Point a Royalty Conversion Event pursuant to Section 5.3(b).

(ii) Revisions, Amendments and Updates.

Teva shall:

(A) prepare and deliver to the CSC a revised First Period Plan and Budget within [***] following the date of completion of the End-of-Phase II Meeting; and

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(B) prepare and deliver to the CSC an update of its then outstanding First Period Plan and Budget on or before [***] during the U.S. Collaboration Period.

(iii) In addition to any other reporting obligations hereunder, Teva shall deliver to the CSC not later than [***] prior to any implementation thereof by Teva any Significant Plan Amendment to the First Period Plan and Budget. Within [***] of receipt of such Significant Plan Amendment, Indevus shall notify Teva of its decision, pursuant to the Decision Point set forth in Section 1.26(c), whether to continue the U.S. Collaboration Period or to deem such Decision Point a Royalty Conversion Event pursuant to Section 5.3(b).

(d) Additional Development. Either Party may at any time submit to the CSC a written proposal for additional development, including development of additional indications or Improvements. Such proposal shall contain, at a minimum, commercially reasonable information supporting the rationale for such development from a scientific, regulatory and commercial standpoint, as well as an estimated developmental critical path and an estimate of the time, cost and economic or other benefit of such efforts. In considering whether to recommend to the CSC approval of such proposal for additional development, the CSC shall evaluate whether the proposed program has scientific and technical merit and is likely to result in the approval of a new indication or dosage amount of Product, or is advisable to address safety or efficacy issues and/or whether the commercial return from sales of Product that may result from such development can reasonably be expected to offset the cost of development within a reasonable period of time. If any such additional development is approved by the CSC pursuant to Section 3.1, Teva shall promptly determine a development plan and budget for such development including the estimated cost and scope of work necessary for obtaining desired Regulatory Approval. If such budget for additional development contains costs that constitute a Significant Plan Amendment, then within [***] of receipt of such Significant Plan Amendment,

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Indevus shall notify Teva of its decision, pursuant to the Decision Point set forth in Section 1.26(c), whether to continue the U.S. Collaboration Period or to deem such Decision Point a Royalty Conversion Event pursuant to Section 5.3(b).

(e) Records. Any Party conducting Development activities under this Agreement shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes and in accordance with good industry practice, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved, including all Know-How and including individual case report forms, in the performance of the Next Trial or Development activities, as applicable, in the form required under applicable Laws.

4.5 Regulatory Matters.

(a) Responsibility Before IND Transfer Date.

Prior to the IND Transfer Date:

(i) Indevus shall own and control all Regulatory Documents relating to a Product in the Field in the Territory and shall have sole authority and responsibility for the timely preparation, filing, prosecution and maintenance of all Regulatory Documents relating to a Product in the Territory, including any reports or amendments to such Regulatory Documents.

(ii) Indevus shall remain the primary contact with the FDA and shall be solely responsible for all communications with the FDA that relate to any Regulatory Document.

(iii) Teva shall have the right, but not the obligation, to assist and consult with Indevus with respect to all Regulatory Documents prior to Indevus’ making any submissions thereof. Notwithstanding anything contained in the foregoing to the contrary, Indevus shall provide Teva with copies of all such Regulatory Documents no less than [***] (except if a shorter period is required for such submission by the FDA or applicable laws) prior to filing or submission of the foregoing and shall consider in good faith any comments of Teva with respect to the same.

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(iv) Indevus shall provide advance notice to Teva of any planned meetings, discussions or other communications with the FDA relating to Products. Teva shall have the right, but not the obligation, to participate with respect to such meetings, discussions, or other communications; provided that, in providing any such assistance, Teva shall not contact the FDA without the prior approval of Indevus, which approval shall not be unreasonably withheld or delayed, and, if contacted by the FDA with respect to Product, shall refer such contact to Indevus.

(v) If contacted by the FDA with respect to a Product, Indevus shall notify Teva within [***] of such contact, and provide Teva with any related official correspondence received from the FDA, including as applicable minutes of any meetings or telephone conferences and/or discussions between Indevus and the FDA. Teva shall have a right to participate in and provide comments with respect to any subsequent meetings, discussions or other communications with respect to such contact.

(vi) To the extent Teva reasonably believes that a filing or submission relating to Products in the Territory is required by Law, Teva shall notify Indevus. If Indevus decides not to prepare such filing or submission, Indevus shall promptly notify Teva, but in no event later than [***] after Teva’s notification of Indevus, unless notified by Teva that a shorter period of review is mandated by the FDA or Law, and Teva shall be entitled to prepare such filing or submission, to be filed or submitted by Indevus; provided that, Teva shall use good faith efforts to include any comments of Indevus in such filing or submission.

(vii) Indevus shall promptly provide Teva with copies of all filings and submissions made by Indevus with any Regulatory Authorities with respect to Product.

(b) Responsibility After IND Transfer Date.

From and after the IND Transfer Date:

(i) Teva shall have sole authority and responsibility for the timely preparation, filing and prosecution of all filings, submissions, authorizations or approvals with Regulatory Authorities, and shall own and control all such filings, submissions, authorizations and approvals, including any IND, NDA or other Drug Approval Application.

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(ii) Teva shall be the primary contact with each Regulatory Authority and shall be solely responsible for all communications with each Regulatory Authority that relate to any IND, NDA, or other Drug Approval Application, provided, however, that upon the reasonable request of Teva, during the Transition Period, Indevus shall provide appropriate personnel to participate in discussions with a Regulatory Authority regarding the regulatory review process and shall assist and consult with Teva in applying for Regulatory Approval in accordance with the terms of Section 4.2. In providing such assistance, Indevus shall not contact the Regulatory Authorities without the prior written approval of Teva and, if contacted by a Regulatory Authority with respect to Product, shall refer such contact to Teva. Each Party shall inform the other Party within [***] as to the status of its efforts and activities under this Section 4.5(b)(ii).

(iii) Teva shall promptly provide Indevus with copies of all filings and submissions and of any minutes of meetings or telephone conferences and/or discussions between Teva and Regulatory Authorities with respect to Product.

(iv) From and after receipt of each Regulatory Approval, Teva shall have exclusive authority and responsibility to submit all reports or amendments necessary to maintain Regulatory Approvals and to seek revisions of the conditions of each such Regulatory Approval and shall keep Indevus promptly informed of any such actions. No less than [***] (except if a shorter period is required for such submission by the FDA or applicable laws) prior to planned submission to the FDA, Teva shall provide Indevus with drafts of submissions that are intended to change or modify the Product Label or FDA-approved prescribing information for, or the indications of, Product and give prompt and reasonable consideration to any comments Indevus may have. Teva shall also provide Indevus with final copies of such submissions as soon as practicable

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after filing with the FDA. Teva shall have sole authority and responsibility to seek and/or obtain any necessary FDA approvals of any Product Label, or FDA-approved prescribing information, package inserts, monographs and packaging used in connection with Product, as well as promotional material used in connection with Product, and for determining whether the same requires Regulatory Approval.

(c) Regulatory Cooperation. The Parties’ responsibilities concerning adverse drug reactions, safety information and compliance with regulatory requirements with respect thereto will be detailed in a separate agreement (the “Pharmacovigilance Agreement”) to be mutually agreed as soon as practicable after the Effective Date. Each Party shall inform the other in writing of any information coming to its attention concerning Product quality and Product complaints, with such detail and within such time frames as are set forth in the Pharmacovigilance Agreement.

(d) Recalls and Other Corrective Action. Teva shall make all final decisions with respect to any recall, market withdrawal or any other corrective action related to Product, and nothing herein shall prohibit Teva from initiating or conducting any recall or other corrective action mandated by a Regulatory Authority or applicable Law. Teva shall conduct any recall, market withdrawals, or other corrective action related to Product. At Teva’s request, during the U.S. Collaboration Period, Indevus shall provide reasonable assistance in conducting such recall, market withdrawal or other corrective action, including providing all pertinent records that Teva may reasonably request to assist in effecting such action. With respect to any recall, market withdrawal or any corrective action related to Product that occurs during the U.S. Collaboration Period and that arises from a defect in the design of the Compound or Product, the Parties agree that they will share equally all documented, direct, out-of-pocket costs and expenses incurred in connection with such recall, market withdrawal or corrective action. With respect to any such recall, market withdrawal or any corrective action related to Product that occurs during the U.S. License Period, or any recall, market withdrawal or any corrective action related to Product at any time that arises from a failure of the Product to meet specifications required by an applicable Regulatory Authority, as between Teva and Indevus, Teva shall be responsible for all direct costs and expenses associated with such recall, market withdrawal or corrective action; provided, however, that if such recall, market withdrawal or corrective action occurs during the U.S.

Collaboration Period and is caused by a Product defect or failure to conform to applicable specifications attributable to manufacturing by a Third Party, and Teva, notwithstanding its compliance with pharmaceutical manufacturing industry-appropriate quality assurance and quality control practices and testing standards, failed to detect such Product defect or failure to conform to applicable specifications, then the Parties agree that they will share equally all documented, direct out-of-pocket costs and expenses incurred in connection with such recall, market withdrawal or corrective action. In case of a dispute between the Parties as to whether Teva complied with such industry-appropriate quality assurance and quality control practices and testing standards, the Parties agree to submit any such dispute to a mutually acceptable independent expert for final binding resolution. Except as set forth in this Section 4.5(d) or pursuant to the Parties’ indemnification obligations under this Agreement, neither Party shall have any obligation to reimburse or otherwise compensate the other Party or its Affiliates for any consequential damages, lost profits or income that may arise in connection with any recall, market withdrawal or corrective action with respect to Product.

4.6 Diligence Obligations.

In addition to and not in lieu of Teva’s obligations hereunder to exercise Commercially Reasonable Efforts, Teva shall:

(a) enroll the first patient in a Phase III Clinical Study of Product within [***]:

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and

(b) launch Product in [***] within [***].

4.7 Commercialization.

(a) Control and Authority. Subject to the terms and conditions of this Agreement, from and after the Go Decision, Teva shall control and be solely responsible for Commercialization, and shall exercise Commercially Reasonable Efforts in doing so.

(b) Promotional Materials and Activities. Teva shall create and develop the promotional materials for the Products. As holder of the Regulatory Approvals for Product in the Territory, Teva shall be responsible for all submissions and interactions with the Regulatory Authorities regarding approval of all Product-related promotional materials that require Regulatory Approval.

(c) Ownership of Copyrights and Trademarks. Teva shall own all right, title and interest in and to the copyrights, trademarks, service marks and trade dress used in connection with Commercialization. Indevus shall execute all documents and take all actions as are reasonably requested by Teva to vest title in Teva to all such copyrights, trademarks, service marks and trade dress. Teva shall be responsible, at its expense, for searching, clearing and filing applications for registration of all such copyrights, trademarks, service marks and trade dress.

(d) Second Period Plan and Budget.

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(i) Second Period Plan and Budget. Not later than [***] before submission of the first NDA for the initial indication of Product, Teva shall prepare and deliver to the CSC the Second Period Plan and Budget, which plan shall be consistent with plans employed by Teva in connection with pharmaceutical product projects of similar market potential. Within [***] of both (A) Indevus’ receipt of the Second Period Plan and Budget in accordance with this Section 4.7(d)(i) and (B) achievement of the milestone event set forth in Section 5.1(a), Indevus shall notify Teva of its decision, pursuant to the Decision Point set forth in Section 1.26(b), whether to continue the U.S. Collaboration Period or to deem such Decision Point a Royalty Conversion Event pursuant to Section 5.3(b).

(ii) Revisions, Amendments and Updates.

Teva shall:

(A) prepare and deliver to Indevus a revised Second Period Plan and Budget within [***] following FDA Approval; and

(B) prepare and deliver to Indevus an update of its then outstanding Second Period Plan and Budget on or before [***] during the Second Period Plan and Budget Period.

(iii) In addition to any other reporting obligations hereunder, Teva shall deliver to the CSC or Indevus, as applicable, not later than [***] prior to any implementation thereof by Teva any Significant Plan Amendment to the Second Period Plan and Budget. Within [***] of receipt of any Significant Plan Amendment, Indevus shall notify Teva of its decision, pursuant to the Decision Point set forth in Section 1.26(c), whether to continue the U.S. Collaboration Period or to deem such Decision Point a Royalty Conversion Event pursuant to Section 5.3(b).

(e) Annual Forecasts and Work Plans. During each Calendar Year of the U.S. Collaboration Period after First Commercial Sale of Product in the United States, Teva shall prepare and deliver to Indevus: (i) on or before [***] of such Calendar Year, a forecast of the U.S. Gross Margin for the immediately following Calendar Year; and (ii) on or before

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[***] of such Calendar Year, a work plan setting forth Development and Commercialization activities, [***], provided that the first such work plan delivered by Teva to Indevus following the First Commercial Sale of Product in the United States will cover the period following the end of the Second Period Plan and Budget Period and ending on December 31 of the first year included in such work plan. With respect to any estimated amounts or forecasts provided by Teva to Indevus under this Section 4.7(e), Indevus acknowledges and agrees that (i) such estimates or forecasts may vary from the actual amount, (ii) the magnitude of any such variance is unpredictable and may be material, (iii) Teva shall not have any liability for Claims of Third Parties arising from, related to or in connection with any such variance, and (iv) Indevus shall indemnify and hold harmless Teva from any Claims of Third Parties arising from Indevus’ direct or indirect use of such estimates or forecasts, excluding the disclosure by Indevus of estimates or forecasts previously disclosed publicly by Teva.

(f) Sales of Product. All sales of Products shall be made, recorded, invoiced and collected by Teva. All terms regarding Product sales, including terms respecting credit, pricing, cash discounts, rebates, chargebacks, bad debt write-offs, and other fees and charges, and returns and allowances shall be set solely by Teva.

(g) [***]. From time to time, the Parties shall meet and discuss a mutually agreeable strategy for Development and Commercialization in [***]. If the Parties desire to Develop and Commercialize Products in [***] , the Parties will [***].

(h) Supply of Product. Indevus shall supply, without charge, except as expressly set forth in the Next Trial Protocol and Next Trial Budget, such quantity of Product as is necessary for the Next Trial, which Product shall be in accordance with cGMP, all agreed-upon specifications, and requirements of applicable Regulatory Authorities. From and after the issuance of the Go Decision, Teva shall use Commercially Reasonable Efforts to supply, or cause to be supplied, during the Agreement Term, in accordance with cGMP, all agreed-upon

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specifications, and requirements of applicable Regulatory Authorities, all of the requirements for Product in the Territory. Teva shall use Commercially Reasonable Efforts that any arrangement entered into between Teva and any Third Party with respect to the manufacturing of Compound, Product, or any portion thereof shall provide for the assignment of such arrangement to Indevus upon any termination of this Agreement.

ARTICLE 5

PAYMENTS AND STATEMENTS

5.1 Milestone Payments. In consideration of the rights granted by Indevus hereunder, Teva shall pay Indevus the following non-refundable milestone payments, contingent upon occurrence of the specified event, with each milestone payment to be made no more than once with respect to the achievement of such milestone event (but payable the first time such milestone event is achieved), regardless of whether such achievement is by Teva or any Affiliate or sublicensee of Teva:

[***]

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Each milestone payment shall be deemed earned as of the achievement of the related milestone event. Teva shall notify Indevus in writing of the achievement of the milestones set forth in Sections 5.1(a) through (f) within [***] after the achievement thereof, and of the achievement of the milestone set forth in Section 5.1(g) within [***] after such milestone is achieved. On the date of such notice, the applicable milestone payment shall be paid by Teva. Notwithstanding the expiration of the Royalty Term in any country in the Territory, Net Sales of Product in any such country(ies) shall continue to be included in Net Sales for the purposes of determining the achievement of the milestone set forth in Section 5.1(g).

5.2 Next Trial Costs and Costs Associated with Activities Set Forth in the First Period Plan and Budget.

(a) Next Trial Costs. Indevus shall be responsible for the initial payment of Next Trial Costs; provided, however, that in consideration of Indevus’ performance of the Next Trial, Teva shall reimburse Indevus for Next Trial Costs in accordance with Section 5.4(a).

(b) Reimbursement of Other Indevus Development Costs. Teva shall reimburse Indevus for certain Development costs, such costs to include all external out-of-pocket costs and expenses for such Development and the costs of such Development activities performed by Indevus’ FTEs (valued at Indevus’ then current FTE reimbursement rate), and incurred by Indevus prior to the Effective Date and, excluding the Next Trial Costs reimbursed by Teva pursuant to Section 5.2(a) and Section 5.4(a), after the Effective Date, subject to the following conditions:

(A) If the Primary Endpoint is achieved, Teva shall pay Indevus [***] as reimbursement of such other Development costs within [***] after the Next Trial Completion; and

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(B) if Teva, at its sole discretion, issues a Go Decision, Teva shall pay Indevus [***] as reimbursement of such other Development costs within [***] after the issuance of such Go Decision.

(c) Payments of Costs Associated with Activities Set Forth in the First Period Plan and Budget. Teva shall be responsible for initial payment of all costs associated with activities set forth in the First Period Plan and Budget; provided, however, that Indevus shall reimburse Teva for fifty percent (50%) of all such costs, in accordance with Section 5.4(b). Notwithstanding the foregoing, any costs that would constitute a Significant Plan Amendment (regardless of whether such costs are incurred prior to or after delivery to Indevus of such Significant Plan Amendment) shall not be deemed costs subject to reimbursement hereunder if, within [***] after receipt of the required Significant Plan Amendment, Indevus deems such Significant Plan Amendment a Royalty Conversion Event pursuant to Section 5.3(b), provided, however, that all other costs associated with activities set forth in the First Period Plan and Budget that are incurred from and after Indevus’ receipt of such Significant Plan Amendment up to and including the date of a Royalty Conversion Event, if any, shall be deemed costs subject to reimbursement hereunder.

5.3 Other Payments.

(a) Fee and Royalty Payments.

(i) If, for any Calendar Quarter during the U.S. Collaboration Period, the U.S. Gross Margin is a positive number, Teva shall, pursuant to the provisions of Section 5.4(c), pay to Indevus a fee in an amount equal to fifty percent (50%) of the U.S. Gross Margin.

(ii) If, for any Calendar Quarter during the U.S. Collaboration Period, the U.S. Gross Margin is a negative number, Indevus shall, pursuant to the provisions of Section 5.4(c), pay to Teva a fee in an amount equal to fifty percent (50%) of the absolute value of the U.S. Gross Margin.

(iii) During the Royalty Term, Teva shall, pursuant to Section 5.4(d), pay to Indevus (A) with respect to each country outside the United States other than [***],

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royalties in an amount equal to [***] of Net Sales of Product in such country, and (B) with respect to the United States, milestone payments and royalties on Net Sales of Product within the United States as set forth on Schedule 5.3(a).

(iv) The percentage of Net Sales of Product used for the calculation of royalty payments payable during the Royalty Term shall be reduced by [***] in each country in which Generic Competition exists; provided, however, that if Substantial Level Generic Competition exists in a country, then the Royalty Term shall terminate with respect to such country, and no further royalties shall be payable by Teva to Indevus in the subject country.

(v) In the event of a launch by Teva of an Authorized Generic Product in a particular country in accordance with Section 2.4, Teva shall, pursuant to Section 5.4(d), pay Indevus an amount equal to [***] of the Net Sales of such Authorized Generic Product in such country during the Authorized Generic Royalty Term.

(b) Termination of U.S. Collaboration Period. Upon the occurrence of the following events (each, a “Royalty Conversion Event”), the applicable Party specified below may terminate the U.S. Collaboration Period:

(i) Teva, upon the occurrence of the Decision Point set forth in Section 1.26 (d), may in its discretion provide Indevus with written notice within [***] of such Decision Point of its election to terminate the U.S. Collaboration Period.

(ii) Indevus, upon the occurrence of any of the Decision Points set forth in Section 1.26, may in its discretion provide Teva with written notice within [***] of such Decision Point of its election to terminate the U.S. Collaboration Period.

If notice of termination is provided in accordance with this Section 5.3(b), (i) the U.S. Collaboration Period shall terminate effective on the Business Day immediately following delivery of such notice, and (ii) the U.S. License Period shall commence on the Business Day immediately following the effective date of such termination.

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5.4 Reports and Payments.

(a) Next Trial Costs. Teva shall make payments to Indevus as reimbursement of Next Trial Costs as follows: Teva shall pay Indevus (i) within [***] after the Effective Date, [***]; and (ii) not later than the [***] commencing after the Effective Date, (A) [***] following the Effective Date, and (B) [***] thereafter. Within [***] following the Go Decision or the No Go Decision, as applicable, Indevus shall submit to Teva a written report of the aggregate actual Next Trial Costs incurred by Indevus in a form reasonably agreed by the Parties. If such aggregate actual Next Trial Costs are less than [***], such report shall be accompanied by payment from Indevus to Teva of an amount equal to the difference between [***] and such aggregate Next Trial Costs. If such aggregate actual Next Trial Costs are greater than [***], within [***] following receipt by Teva of such report, Teva shall reimburse Indevus an amount equal to fifty percent (50%) of the difference between such aggregate Next Trial Costs and [***], provided that any such reimbursement shall be subject to Section 4.4(b).

(b) Costs Associated with Activities Set Forth in the First Period Plan and Budget. Within [***] following the end of each Calendar Quarter during the U.S. Collaboration Period, Teva shall submit to Indevus, with respect to such Calendar Quarter and for the then-current Calendar Year through the end of such Calendar Quarter, a written report of actual costs incurred in connection with activities set forth in the First Period Plan and Budget for such Calendar Quarter. Within [***] following receipt by Indevus of such final written report, Indevus shall, subject to the provisions of Section 5.2(c), pay Teva fifty percent (50%) of such costs incurred during such Calendar Quarter.

(c) U.S. Gross Margin. Within [***] following the end of each Calendar Quarter during the U.S. Collaboration Period, Teva shall submit to Indevus, with respect to such Calendar Quarter and for the then-current Calendar Year through the end of such Calendar Quarter, a written report of (i) the actual costs included in the calculation of the U.S. Gross Margin, and (ii) the gross sales, Net Sales of Product and the calculation of the U.S. Gross Margin, including a breakdown of all deductions taken in any such calculations, in each case consistent with Section 1.91, for such Calendar Quarter. Each such written report shall be accompanied by payment to Indevus, pursuant to Section 5.3(a)(i), of a fee in an amount equal to

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fifty percent (50%) of the U.S. Gross Margin if the U.S. Gross Margin is positive for such Calendar Quarter. If the U.S. Gross Margin is negative for such Calendar Quarter, Indevus shall, pursuant to Section 5.3(a)(ii), pay to Teva a fee in an amount equal to fifty percent (50%) of the absolute value of the U.S. Gross Margin within [***] after receipt of such written report.

(d) Royalty and Other Payments. Within [***] following the end of each Calendar Quarter beginning or ending during the Royalty Term or Authorized Generic Royalty Term, Teva shall submit to Indevus a written report providing, with respect to Product or Authorized Generic Product, as applicable, for such Calendar Quarter and for the then-current Calendar Year through the end of such Calendar Quarter, on a country-by-country basis, gross sales, Net Sales and the royalties and other amounts payable in accordance with Section 5.3(a)(iii) or Section 5.3(a)(v), as applicable, for such Calendar Quarter, with a breakdown of all deductions taken in any such calculations, in accordance with this subsection (d), and stating (i) the total gross sales and Net Sales in each country in the Territory during such Calendar Quarter in each country’s currency, and (ii) the applicable currency exchange rates used to convert from each country’s currency to United States Dollars. The conversion to United States Dollars shall be calculated in accordance with Section 5.5(c). In the event of any royalty reduction during any Calendar Quarter due to Generic Competition in any country in the Territory, the written report for such Calendar Quarter shall also show the basis for the determination of such Generic Competition. Royalties and other amounts shown to have accrued by each written report shall be due and payable on the date such written report is due.

(e) Teva shall also furnish Indevus a written report on a country-by-country basis for the first Calendar Quarter commencing after the expiration of the Royalty Term in any country setting forth the basis for Net Sales of Product then being free of royalty obligations hereunder. Teva shall thereafter have no further obligation to include in a report the Net Sales of Product in such country for purposes of the royalty calculation for any Calendar Quarter, but until such time as the milestone payment required by Section 5.1(g) has been paid, Teva shall continue to be required to include Net Sales of Product in such country in the portion of the report showing cumulative Net Sales of Product in the Territory for the then-current Calendar Year through the end of the applicable Calendar Quarter.

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(f) In the event of a Change of Control of Indevus, notwithstanding anything to the contrary in this Agreement, any information required to be provided by Teva under this Agreement shall be subject to this Section 5.4(f). With the exception of cost and royalty reports as required under this Section 5.4 and updates on Development progress of the Product as reasonably required to meet the reporting requirements of Indevus under the [***] (as such provisions exist on the Agreement Date), any other information that would otherwise be required to be delivered by Teva under this Agreement may be redacted by Teva to the extent Teva considers such information competitively sensitive or that sharing such information may be in violation of Law, provided that to the extent any such redacted information is financial in nature, Teva will provide it to the independent auditor of the Successor Entity as reasonably required to carry out the provisions of Section 5.6.

(g) Each Party shall keep and shall require its Affiliates to keep complete and accurate records in sufficient detail to permit accurate determination of all amounts necessary for calculation and verification of all payment obligations set forth in this Article 5.

5.5 General Payment Provisions.

(a) Payment Method. All payments under this Agreement shall be made in United States Dollars by bank wire transfer in immediately available funds to an account designated by Indevus or Teva, as applicable. Any payment required to be made by Teva to Indevus hereunder may, upon Indevus’ request, be made to Indevus’ designee, provided, however, that such payment shall not, as determined in Teva’s sole discretion, result in any adverse economic consequence to Teva.

(b) Withholding Taxes. Teva may deduct the amount of any taxes imposed on Indevus which are required to be withheld or collected by Teva, its Affiliates or sublicensees under the laws, rules or regulations of any country on amounts required to be paid by Teva to Indevus hereunder. To the extent Teva, its Affiliates or sublicensees pay such withholding taxes to the appropriate governmental authority on behalf of Indevus, Teva shall promptly deliver to Indevus proof of payment of such taxes. Teva shall cooperate with reasonable requests by Indevus to claim legally available exemption from withholding taxes under any double taxation or similar treaty from time to time in force and, thus, minimizing the amount required to be withheld.

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(c) Currency Exchange. For purposes of computing royalties or other payments based on Net Sales of Products or Authorized Generic Products, as applicable, in any country outside the United States, such Net Sales shall be converted to United States Dollars using the average relevant rate of exchange for United States Dollars throughout the then Calendar Quarter used by Teva for its internal financial accounting purposes in preparing its audited financial statements; provided, however, that the rates of exchange shall be as reported by The Wall Street Journal, and shall in any event be in accordance with GAAP.

(d) Restrictions on Payment. If at any time legal restrictions prevent the prompt remittance of part or all of the royalties or other payments with respect to Net Sales of Products or Authorized Generic Products, as applicable, in any country, or if by law, regulations or fiscal policy of a particular country, remittance of royalties in United States Dollars is restricted or forbidden, notice thereof will be promptly given to Indevus, and payment shall be made through such lawful means or methods as Teva may determine after consultation with Indevus.

(e) Reduction for Third Party Royalties. If Teva would be prevented from selling Product in a country of the Territory on the grounds that by doing so Teva would infringe a patent owned by a Third Party in said country (other than a patent subject to the SA Agreement), and Teva obtains a license to such patent in said country, Teva may deduct from any royalties or fees payable for a Calendar Quarter to Indevus under this Agreement with respect to Net Sales of Product in such country, an amount equal to, at Teva’s sole discretion, (i) [***] of royalties or similar payments required to be made by Teva for such Calendar Quarter to such Third Party, subject to Indevus’ prior approval not to be unreasonably withheld, or (ii) [***] of such royalties or payments if Indevus’ prior approval is not requested by Teva.

(f) Late Payments. Without limiting any Party’s remedies hereunder, in the event a payment required to be made under this Article 5 is not made on or prior to the required payment date, and such payment is not being disputed in good faith, the amount of the late payment shall bear interest at the [***] commencing on the date such payment is due until such date as the payment is made. [***].

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(g) Except as otherwise defined herein, all financial calculations by either Party under this Agreement shall be calculated in accordance with GAAP. In addition, all calculations shall give pro rata effect to and shall proportionally adjust (by giving effect to the number of applicable days in such Calendar Quarter) (i) for any Calendar Quarter that is shorter than a standard Calendar Quarter or any Calendar Year that is shorter than four consecutive full Calendar Quarters, or (ii) as a result of a determination, in accordance with the terms of this Agreement, that the first or last day of such Calendar Quarter (including as a result of termination of the U.S. Collaboration Period, commencement of the U.S. License Period, or termination of this Agreement) shall be deemed other than the actual first or last day of such Calendar Quarter, or that the first or last day of such Calendar Year shall be deemed other than the actual first or last day of such Calendar Year.

5.6 Audits. Upon the written request of Indevus, Teva shall permit an independent certified public accounting firm of recognized standing, selected by Indevus and reasonably acceptable to Teva, provided that such accounting firm shall not be retained or compensated on a contingency basis, to have access not more than once in any Calendar Year, during normal business hours, to such of the records of Teva as may be reasonably necessary to verify the accuracy of the reports under Section 5.4 hereof for any year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to Indevus whether the reports are correct or incorrect, the specific details concerning any discrepancies (including the accuracy of the calculation of Net Sales of Products or Authorized Generic Products, as applicable, and the resulting effect of such calculations on the amounts payable by Teva under this Agreement) and such other information that should properly be contained in a report required under this Agreement. Teva shall have reciprocal audit rights for reports to be provided by Indevus under this Agreement.

(a) If such accounting firm concludes that additional amounts were owed during such year, then the audited Party shall pay the additional payments, together with interest at the [***] on the amount of such additional payments, within [***] of the date the auditing

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Party delivers to the audited Party such accounting firm’s written report so concluding. In the event such accounting firm concludes that amounts were overpaid by the audited Party during such period, the auditing Party shall repay the audited Party the amount of such overpayment, together with interest at the [***] on the amount of such overpayment, within [***] of the date the auditing Party delivers to the audited Party such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by the auditing Party; provided, however, that if an error in favor of the auditing Party of more than [***] of the payments due hereunder for the period being reviewed is discovered, then the fees and expenses of the accounting firm shall be paid by the audited Party.

(b) Upon the expiration of [***] following the end of any year for which Teva or Indevus has made payment in full of amounts payable with respect to such year, and in the absence of negligence or willful misconduct of Teva or Indevus or a contrary finding by an accounting firm pursuant to Section 5.6(a), such calculation shall be binding and conclusive upon Teva or Indevus, and Teva or Indevus, as applicable, shall be released from any liability or accountability with respect to royalties or other payments for such year.

(c) Each Party shall treat all financial information subject to review under this Section 5.6 in accordance with the confidentiality provisions of this Agreement, subject to its existing agreements with Third Parties.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1 General Representations. Each Party hereby represents and warrants to the other Party as follows:

(a) Such Party is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent it from performing its obligations under this Agreement;

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(b) The execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or any provision of its charter or bylaws; or (ii) conflict with or constitute a default under any other agreement to which such Party is a party;

(c) This Agreement has been duly executed and is a legal, valid and binding obligation of such Party, enforceable against it in accordance with the terms and conditions hereof, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditor’s rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law;

(d) Such Party is not under any obligation to any person or entity, contractual or otherwise, that is in conflict with the terms of this Agreement, nor shall such Party undertake any such obligation during the Agreement Term;

(e) Except as set forth in Section 11.6, such Party has obtained all authorizations, consents and approvals, governmental or otherwise, necessary for the execution and delivery of this Agreement, and to otherwise perform such Party’s obligations under this Agreement;

(f) Except for SA’s rights under the SA Agreement, neither Party, nor any of its Affiliates, is a party to, or is otherwise bound by, any oral or written contract that will result in any person or entity obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of such Party’s or the other Party’s rights under this Agreement; and

(g) Such Party shall perform its obligations hereunder in accordance with all applicable Laws.

6.2 Additional Indevus Representations and Warranties. Indevus represents and warrants to Teva that:

(a) As of the Agreement Date, (i) Indevus has no reason to believe that any of the Indevus Intellectual Property is, or is likely to be held, invalid or unenforceable; and (ii) to Indevus’ knowledge, the Indevus Intellectual Property is in full force and not subject to any pending or threatened re-examination, re-issue, opposition, interference or litigation proceedings;

(b) As of the Agreement Date in the Territory, except for SA’s rights under the SA Agreement, (i) Indevus is the sole and exclusive owner of, or Controls and has the sole right to enforce and collect damages and/or royalties from the Indevus Intellectual Property and (ii) the Indevus Intellectual Property is not subject to any encumbrance, lien, license to or claim of ownership by any Third Party;

(c) At no time during the Agreement Term shall Indevus assign, transfer, encumber or grant rights in or with respect to the Indevus Intellectual Property inconsistent with the rights granted to Teva under this Agreement;

(d) (i) Schedule 2.6 sets forth a list of all contracts, agreements and other arrangements (in addition to the SA Agreement and the Warner Assignment and License) between Indevus and any and all Third Parties relating to Development or Commercialization that will be in effect as of the Go Decision (“Third Party Agreements”). (ii) Except as set forth in Schedule 2.6, there are no contracts, agreements or other arrangements between Indevus and any Third Parties relating to Development or Commercialization that could reasonably be anticipated to have an impact in any respect upon the rights granted to Teva or Indevus’ obligations under this Agreement (excluding the SA Agreement and the Warner Assignment and License);

(e) The data and information provided in writing to Teva or its Affiliates prior to the Agreement Date relating to pre-clinical and clinical studies related to Compound has been accurate in all material respects and Indevus has made no material misrepresentation or material omission in connection with such data and information. Indevus has also provided Teva or its Affiliates with access to summaries of all material adverse events known to Indevus relating to the Compound;

(f) To Indevus’ knowledge, as of the Agreement Date, the manufacture, use importation and/or sale of the Product in the Territory as contemplated under this Agreement does not and would not infringe or misappropriate any patents or other intellectual property right of any Third Party;

(g) All Product manufactured by Indevus, or manufactured by a Third Party on behalf of Indevus, and delivered to Teva under this Agreement, shall be manufactured in compliance with cGMP and all other applicable Laws; and

(h) As of the Agreement Date, the SA Agreement, the Warner Assignment and License and the Third Party Agreements are in full force and effect in accordance with its terms. As of the Agreement Date, Indevus is not in default or breach in any material respect of the SA Agreement, the Warner Assignment and License or the Third Party Agreements, nor has it, as of the Agreement Date received any notice of any defaults, breaches or violation thereunder. To Indevus’ knowledge as of the Agreement Date, no other party to the SA Agreement, the Warner Assignment and License or the Third Party Agreements is in default or breach of such agreement. Indevus has provided Teva with copies of the SA Agreement, Warner Assignment and License and Third Party Agreements that are true, correct and complete as of the Agreement Date.

6.3 Disclaimer of Additional Warranties. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF SUCH PURPOSE.

ARTICLE 7

PATENT MATTERS

7.1 Ownership of Inventions.

(a) Except as otherwise provided in and subject to the terms of this Agreement, as between the Parties:

(i) Indevus shall own and retain all right, title and interest in the Indevus Intellectual Property, subject to the provisions of Section 7.7 and the licenses granted to Teva under this Agreement; and

(ii) Teva shall own and retain all right, title and interest in or Control over, as applicable, all Teva Know-How and Teva Patent Rights, including all Intellectual Property which is made, conceived, discovered, reduced to practice or generated from and after the Go Decision, (A) solely by Indevus’ employees, agents, or other persons acting under its authority, (B) solely by Teva’s employees, agents, or other persons acting under its authority, or (C) any combination of (A) or (B) hereof.

(b) Employees and Agents. Each of Indevus and Teva shall require all of its and its Affiliates’ employees to assign all inventions and corresponding patent applications that are developed, made, or conceived by such employees during the Agreement Term to Indevus or Teva according to the ownership principles described in Section 7.1(a). Each Party shall use Commercially Reasonable Efforts to require any Third Parties working on the Next Trial or any Development under this Agreement or who receive materials relating to Product or Know-How from a Party, to assign or grant a sublicenseable license on an exclusive, fully paid-up, royalty-free basis to all inventions and corresponding Patent Rights that are developed, made or conceived by such Third Parties during the Agreement Term to Indevus or Teva according to the ownership principles described in Section 7.1(a).

7.2 Maintenance and Prosecution.

(a) Assignable Patents. From and after the Go Decision, Teva shall have the first right to file, prosecute and maintain the Assignable Patents in Indevus’ name, using patent counsel selected by Teva, and shall be responsible for the payment of all patent prosecution and maintenance costs. Teva agrees to keep Indevus fully informed of the course of patent prosecution or other proceedings, including by providing Indevus with copies of office actions received by Teva from the United States Patent and Trademark Office concerning the Assignable Patents. If Teva elects not to file, prosecute or maintain a patent application or patent included in the Assignable Patents in the Territory, it shall provide Indevus with no less than [***] written advance notice sufficient to avoid any loss or forfeiture, and Indevus shall have the right, but not the obligation, at its sole expense, to file, prosecute or maintain such Assignable Patent.

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(b) [***]. Teva acknowledges and agrees that pursuant to the [***], [***] has the first right to prosecute and maintain the [***]. Indevus shall provide all material information relating to the status and progress of the prosecution and maintenance of the [***], and copies of all materials relating thereto, which Indevus receives from [***] within ten (10) Business Days after Indevus receives such information and materials from [***]. In the event [***] advises Indevus pursuant to the [***] that it elects or has elected not to file, prosecute or maintain in any jurisdiction, patents or patent applications contained within the [***], and Indevus has the right to assume or has assumed such filing, prosecution or maintenance, Indevus shall so notify Teva and the filing, prosecution and maintenance of such patents and patent applications shall thereafter be in accordance with the provisions of Section 7.2(a).

(c) Teva Patent Rights. Teva shall have the first right to file, prosecute and maintain the Teva Patent Rights in Teva’s name, using patent counsel selected by Teva and shall be responsible for the payment of all patent prosecution and maintenance costs. Teva agrees to keep Indevus informed of the course of patent prosecution or other proceedings including by providing Indevus with copies of office actions received by Teva from the United States Patent and Trademark Office concerning Teva Patent Rights. If Teva elects not to file, prosecute or maintain a patent application or patent included in the Teva Patent Rights, it shall provide Indevus with no less than [***] written advance notice sufficient to avoid any loss or forfeiture, and subject to Teva’s prior written consent, Indevus shall then have the right, but not the obligation, at its sole expense, to file, prosecute or maintain such Patent Right.

(d) The responsible Party under this Section 7.2 shall solicit the other Party’s review of the nature and text of such patent applications and important prosecution matters related thereto in reasonably sufficient time prior to the filing thereof, and the responsible Party shall take into account the other Party’s reasonable comments related thereto.

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7.3 Third Party Infringement.

(a) Each Party shall promptly give the other Party notice of any actual or suspected infringement by a Third Party in the Territory of any patent included in the Indevus Patent Rights or Teva Patent Rights (collectively, the “Parties’ Patent Rights”), which comes to such Party’s attention. The Parties shall thereafter consult and cooperate to determine a course of action, including the commencement of legal action.

(b) Teva shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Indevus and/or Teva, or to control the defense of any declaratory judgment action relating to the Parties’ Patent Rights, and Teva shall provide Indevus with reasonable notice of any such action it commences and keep Indevus reasonably informed of any significant developments in such action. Indevus shall render, at its expense, all assistance reasonably requested in connection with any action taken by Teva or to prevent such infringement. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Teva; provided that Teva shall not settle any such claim or proceeding in a manner that materially adversely affects Indevus’ rights under this Agreement or which results in any material monetary payment by or financial loss to Indevus, without Indevus’ prior written consent, which consent, subject to the foregoing, shall not be unreasonably withheld.

(c) If Teva elects not to initiate and prosecute an infringement or defend a declaratory judgment action in any country in the Territory as provided in Section 7.3(b) within [***] after having become aware of such potential infringement, then Indevus may elect, which election shall be subject to the prior written consent of Teva, to take such action that is reasonably necessary and appropriate to terminate or prevent such infringement, including instituting an infringement proceeding, provided, however, that Indevus shall not enter into any settlement or compromise of any claim relating to the Parties’ Patent Rights licensed hereunder without the prior written consent of Teva, which consent shall not be unreasonably withheld.

(d) For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully

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and will provide each other with any information or assistance that either reasonably may request. Any recovery or award obtained by either Party as a result of any such action or settlement shall be shared as follows:

(i) the Party that initiated and prosecuted, or maintained the defense of, the action shall recoup all of its reasonably documented costs and expenses (including reasonable outside attorneys’ fees) incurred in connection with the action, whether the recovery is by settlement or otherwise;

(ii) the other Party then shall, to the extent possible, recover its reasonably documented costs and expenses (including reasonable outside attorneys’ fees) incurred in connection with the action;

(iii) if Indevus initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be [***] by the Parties; and

(iv) if Teva initiated and prosecuted, or maintained the defense of, the action, the amount of any recovery remaining then shall be [***].

7.4 Third Party Intellectual Property.

(a) In the event that a Party becomes aware of any claim that the practice by either Party of Know-How or Patent Rights or manufacture, import, use or sale of Product hereunder infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. The Parties shall thereafter discuss the situation, and to the extent reasonably necessary, attempt to agree on a course of action.

(b) If within [***] the Parties fail to agree upon an appropriate course of action, Teva shall have the first right, but not the obligation, to defend any action related to the intellectual property rights of any Third Party or to initiate and prosecute legal action related to the intellectual property rights of any Third Party in the name of Teva and/or

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Indevus. Teva shall keep Indevus reasonably informed as to the progress of any such action. Indevus shall render, at its expense, all assistance reasonably requested in connection with any action taken by Teva. However, the control of such action, including whether to initiate any legal proceeding and/or the settlement thereof, shall solely be under the control of Teva; provided that Teva shall not settle any such claim or proceeding in a manner that materially adversely affects Indevus’ rights under this Agreement or which results in any material monetary payment by or financial loss to Indevus, without Indevus’ written consent, which consent, subject to the foregoing, shall not be unreasonably withheld. During the U.S. Collaboration Period, Indevus shall reimburse Teva for [***] of all Teva’s documented out of-pocket costs and expenses incurred in such defense.

(c) If Teva elects not to defend an infringement action in any country in the Territory as provided in Section 7.4(b), and Indevus elects to do so, which election shall be subject to the prior written consent of Teva, the cost of any agreed-upon course of action, including the costs of any legal action commenced or any infringement action defended, shall be borne solely by Indevus, provided, however, that Indevus shall not enter into any settlement or compromise of any claim without the prior written consent of Teva, which consent shall not be unreasonably withheld.

(d) For any such legal action or defense, in the event that any Party is unable to initiate, prosecute, or defend such action solely in its own name, the other Party will join such action voluntarily and will execute all documents necessary for the Party to prosecute, defend and maintain such action. In connection with any such action, the Parties will cooperate fully and will provide each other with any information or assistance that either reasonably may request.

7.5 Patent Term Extensions. The Parties shall cooperate with each other in obtaining patent term extensions or restorations or supplemental protection certificates or their equivalents in any country in the Territory where applicable and where desired by Teva. Elections with respect to obtaining such extension or supplemental protection certificates shall be made in the same manner and with the same relative priorities between the Parties as is applicable to the prosecution and maintenance of Patent Rights pursuant to Section 7.2.

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7.6 Patent Marking. Teva shall mark, and shall require its Affiliates and sublicensees to mark, all Products sold or distributed pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of manufacture and/or sale thereof.

7.7 Assignment of Assignable Patents. Following the first FDA Approval in the United States and Indevus’ receipt of the related milestone payment required by Section 5.1(c), Indevus shall, at Teva’s sole cost and expense, assign to Teva Indevus’ entire right, title and interest in and to the Assignable Patents. In consideration thereof, Teva shall continue to make all payments to Indevus set forth in this Agreement, including those set forth in and in accordance with the provisions of Article V. Such assignment shall not relieve Teva of its obligations with respect to such Assignable Patents under this Article 7, nor shall it affect any of Teva’s other obligations hereunder. Notwithstanding such assignment to Teva, (a) the definition of “Indevus Patent Rights” shall continue to be interpreted to include the Assignable Patents; (b) the definitions of “Valid Claim” and “Royalty Term” shall continue to be interpreted to include the Assignable Patents as Indevus Patent Rights; (c) the definition of “Teva Patent Rights” shall not be interpreted to include the Assignable Patents; and (d) Teva shall not have the right to assign, transfer, pledge or grant to any Third Party any security interest in or lien on the Assignable Patents or Teva’s right, title or interest therein.

ARTICLE 8

CONFIDENTIALITY AND PUBLICITY

8.1 Non-Disclosure and Non-Use Obligations. All Proprietary Information disclosed by one Party to the other Party hereunder shall be maintained in confidence and shall not be disclosed to any Third Party or used for any purpose except as expressly permitted herein without the prior written consent of the Party that disclosed the Proprietary Information to the other Party during the Agreement Term and for a period of [***] thereafter. The foregoing non-disclosure and non-use obligations shall not apply to the extent that such Proprietary Information:

(a) is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by records;

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(b) is or becomes properly in the public domain or knowledge without breach by either Party;

(c) is subsequently disclosed to a receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; or

(d) is developed by the receiving Party independently of Proprietary Information received from the disclosing Party, as documented by records.

8.2 Permitted Disclosure of Proprietary Information. Notwithstanding Section 8.1, a Party receiving Proprietary Information of another Party may disclose such Proprietary Information:

(a) to governmental or other regulatory agencies in order to obtain patents pursuant to this Agreement, or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations and in accordance with the terms of this Agreement or as otherwise requested by the Regulatory Authorities;

(b) to its Affiliates, sublicensees, agents, consultants or accountants in connection with Development or Commercialization, or to otherwise enable the receiving Party to fulfill its obligations and responsibilities under this Agreement, on the condition that prior to such disclosure such entities agree to be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 8; or

(c) if required to be disclosed by law or court order, provided that notice is promptly delivered to the non-disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations.

8.3 Certain Disclosures. Except as set forth in this Agreement or as required by law, neither Party shall make any press release or other public announcement or other disclosure to a Third Party concerning the existence of or terms of this Agreement, the subject matter of this Agreement or the activities contemplated hereunder, without the prior written consent of the other Party, which consent shall include agreement upon the nature and text of such release, announcement or other disclosure and shall not be unreasonably withheld or delayed. Each Party agrees to provide to the other Party a copy of any such press release or other public announcement or disclosure as soon as reasonably practicable under the circumstances prior to its scheduled release. Each Party shall have the right to expeditiously (but in any event within [***] review and recommend changes to any such press release or other public announcement or disclosure; provided, however, that such right of review and recommendation shall only apply for the first time that specific information is to be disclosed, and shall not apply to the subsequent disclosure of substantially similar information that has previously been disclosed unless there have been material developments relating to Product since the date of the previous disclosure; provided, further, that each Party shall provide to the other Party reasonable advance notice of any such subsequent disclosure; provided, however, that such advance notice shall not be required with respect to such subsequent disclosure of this Agreement and the terms hereof by the Parties or their Affiliates in any filings required by the SEC, other governmental authority, or securities exchange, and that the Parties or their Affiliates may file this Agreement as an exhibit to any filing with the SEC, other governmental authority, or securities exchange, and may distribute any such filing in the ordinary course of its business; provided, further, that to the maximum extent allowable by the rules and regulations of the SEC, other governmental authority, or securities exchange, and except as required by applicable Laws, Indevus and Teva shall seek to redact any confidential information set forth in such filings, and each Party shall provide a draft of the redacted version of this Agreement to the other Party no less than [***] prior to filing with the SEC, other governmental authority, or securities exchange, and give reasonable consideration to the other Party’s comments regarding any proposed redaction.

8.4 Publications. Indevus shall not submit for written or oral publication any manuscript, abstract or the like relating to the Compound or Product, without the prior written consent, which will not be unreasonably withheld or delayed, of Teva. If Indevus desires to submit such publication, it shall first deliver to Teva, for Teva’s prior written consent, the proposed publication or an outline of the oral disclosure at least [***] prior to planned submission or presentation. Notwithstanding the generality of the foregoing, prior to the Go Decision, if either Party desires to submit for written or oral publication any manuscript, abstract or the like relating to the Compound or Product, such Party shall first deliver to the other Party

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such proposed publication (or an outline of such proposed presentation) for such other Party’s prior written consent (which consent will not be unreasonably withheld), and a definitive response shall be provided by such other Party as soon as reasonably practicable but in any event no later than [***] after its receipt. From and after the Go Decision, Teva shall provide Indevus from time to time with copies of any of its publications relating to the Compound or Product. The contribution of each Party, if any, shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

ARTICLE 9

TERM AND TERMINATION

9.1 Term and Expiration.

(a) This Agreement shall be effective as of the Agreement Date and, unless terminated earlier pursuant to Section 9.2, shall extend for a period (the “Agreement Term”) which shall expire on a country by country basis in each country in the Territory on the date that Teva is no longer obligated to pay any fees or royalties to Indevus hereunder.

(b) Upon expiration of this Agreement on a country by country basis, all rights and licenses granted to Teva hereunder with respect to the Indevus Intellectual Property in such country shall be deemed fully paid up and shall survive such expiration and Teva shall be relieved of any obligation to pay Indevus any royalties or other fees hereunder with respect to such country except those accrued prior to the date of expiration.

9.2 Early Termination of Agreement Term.

(a) Termination by Teva. Teva may terminate this Agreement in its sole discretion

(i) by providing written notice of termination (a “No Go Decision”) within [***] of the Next Trial Completion; or

(ii) upon not less than [***] prior written notice of termination provided anytime after the issuance of the Go Decision, provided, however, that no such termination shall be effective until the completion of any then ongoing Clinical Study. If Teva terminates this Agreement pursuant to this Section 9.2(a)(ii) after a Product has

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received Regulatory Approval in (A) the United States, Indevus shall pay Teva an amount equal to [***] of Indevus’ total revenues related to the Product, or (B) an EU Major Market (but not the United States), Indevus shall pay Teva an amount equal to [***] of Indevus’ total revenues related to the Product, in each case on a country by country basis; provided, however, that the aggregate amount payable to Teva shall not exceed [***].

(b) Termination by Either Party.

(i) Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement prior to expiration of the Agreement Term in the event that the other Party (as used in this subsection, the “Breaching Party”) shall have breached or defaulted in the performance of any of its material obligations hereunder, and has not cured such breach within (i) [***] after notice of such breach is provided to the Breaching Party in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith (which shall be deemed a breach of a material obligation) and (ii) [***] after notice of such breach is provided to the Breaching Party for other cases of breach (or, if such default cannot be cured within such [***], if the Breaching Party does not commence and diligently continue actions to cure such default during such [***]). The termination shall become effective at the end of the (i) [***] in case the breach is a non-payment of any amount due under this Agreement that is not being disputed in good faith if the Breaching Party has not cured such breach by such date, or (ii) for other cases of breach, [***] unless (a) the Breaching Party cures such breach during such [***], or (b) if such breach is not susceptible to cure within such [***], the Breaching Party has commenced and is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case this Agreement may not be terminated unless the Breaching Party fails to use its best commercially reasonable efforts to prevent a similar subsequent breach). The right of either Indevus or Teva to terminate this Agreement as provided in this Section 9.2(b)(i) shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous breach or default.

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(ii) Either Party may, without prejudice to any other remedies available to it under this Agreement or at law or in equity, terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy, reorganization, liquidation, receivership or assignment proceeding such right to terminate shall only become effective if the Party consents to the involuntary proceeding or such proceeding is not dismissed within [***] after the filing thereof.

(iii) Either Party may terminate this Agreement by providing written notice to the other Party if (A) the waiting period under the HSR Act has not expired or has not been terminated on or before [***] after the date the HSR Filing is submitted pursuant to Section 11.6, or (B) such expiration or termination has conditions imposed on a Party by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice that such Party in its sole discretion deems unacceptable.

(c) Termination by Indevus. Indevus will have the right to terminate this Agreement in its entirety or with respect to the affected countries, by written notice to Teva in the event Teva or any of its Affiliates or sublicensees commences any legal proceeding seeking to challenge or otherwise dispute the validity or ownership of any of the Indevus Patent Rights or any of the claims therein, or knowingly assists any Third Party to do any of the foregoing, which termination shall be effective on the date set forth in such notice.

9.3 Rights Not Affected. All rights and licenses granted pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Teva and Indevus shall retain and may fully exercise all of their respective rights, remedies and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy or

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reorganization case by or against a Party under the Bankruptcy Code, the other Party shall be entitled to all applicable rights under Section 365 (including Section 365(n)) of the Bankruptcy Code. Upon rejection of this Agreement by a Party or a trustee in bankruptcy for such Party, pursuant to Section 365(n), the other Party may elect (i) to treat this Agreement as terminated by such rejection or (ii) to retain its rights (including any right to enforce any exclusivity provision of this Agreement) to intellectual property (including any embodiment of such intellectual property) under this Agreement and under any agreement supplementary to this Agreement for the duration of this Agreement and any period for which this Agreement could have been extended by such other Party, subject, however, to the continued payment of all amounts owing under this Agreement, all of which amounts shall be deemed to be royalties for purposes of Section 365(n) of the Bankruptcy Code. Upon written request to the trustee in bankruptcy or bankrupt Party, the trustee or Party, as applicable, shall (i) provide to the other Party any intellectual property, including all Indevus Intellectual Property (including any embodiment of such intellectual property) held by the trustee or the bankrupt Party and shall provide to the other Party a complete duplicate of (or complete access to, as appropriate) any such intellectual property including all Indevus Intellectual Property and all embodiments of such intellectual property and (ii) not interfere with the rights of the other Party to such intellectual property as provided in this Agreement or any agreement supplementary to this Agreement, including any right to obtain such intellectual property (or such embodiment or duplicates thereof) from a Third Party.

9.4 Effect of Expiration or Termination.

(a) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, including all accrued payment obligations arising under Article 5. In addition to any other provisions of this Agreement which by their terms continue after the expiration of this Agreement, the provisions of Article 8 and Article 10 shall survive the expiration or termination of this Agreement and shall continue in effect after the date of expiration or termination for the longer of (i) [***] or (ii) the respective periods specified therein. In addition, any other provisions required to interpret and enforce the Parties’ rights and obligations under this Agreement shall also survive, but only to the extent required for the full observation and performance of this Agreement. Any expiration

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or early termination of this Agreement shall be without prejudice to the rights of any Party against the other accrued or accruing under this Agreement prior to termination. Except as expressly set forth herein, the rights to terminate as set forth herein shall be in addition to all other rights and remedies available under this Agreement, at law, or in equity, or otherwise.

(b) Payments of amounts owing to Indevus under this Agreement as of its expiration or termination shall be due and payable either (i) to the extent such amounts can be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, [***] after the date of such expiration or termination, or (ii) to the extent such amounts cannot be calculated and a fixed sum determined at the time of expiration or termination of this Agreement, [***] after the date at which such amounts can be calculated and a fixed sum determined. In the event that the milestone event set forth in Section 5.1(g) is achieved during the Calendar Year in which expiration or termination of this Agreement occurs, but after the effective date of such expiration of termination, Indevus shall be entitled to a pro rata portion of the milestone payment based on the portion of such Calendar Year completed prior to the effective date of such expiration of termination.

(c) Upon termination, but not expiration, of this Agreement, all rights and licenses granted hereunder with respect to the Indevus Intellectual Property shall immediately cease, subject to the provisions of Section 9.3 and this Section 9.4(c). Within [***] after the effective date of termination of this Agreement, Teva shall notify Indevus of the amount of Product Teva, its Affiliates and sublicensees then have on hand or in the process of manufacture and shall have the right to sell in the Territory (except with respect to any country in the Territory in which Product has been withdrawn or there is no Regulatory Approval), its remaining stock of Product for a period ending upon the earlier of: (i) Teva’s, its Affiliates’ and sublicensees’ sale of all such remaining Product, or (ii) [***] after such termination, and the terms and conditions of this Agreement shall apply to such Product so sold. Indevus hereby grants a non-exclusive license to Teva as necessary to sell such Product in the Territory, subject to payment of all related amounts due under this Agreement. Any remaining quantities of Product not sold during this period shall, at Indevus’ election, either be destroyed by Teva at Teva’s cost or sold to Indevus at Teva’s cost to manufacture such Product.

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(d) In the event of termination of this Agreement pursuant to this Article 9, the following shall also be applicable: (i) at Indevus’ request, Teva shall promptly transfer and return to Indevus copies of all Data, reports, records and materials in Teva’s possession or control that relate to Compound or Products and return to Indevus all relevant records and materials in Teva’s possession or control containing Proprietary Information of Indevus, provided that Teva may keep one copy of such Proprietary Information of Indevus for archival purposes only; (ii) Teva shall transfer to Indevus ownership of any INDs, Regulatory Approvals, Drug Approval Applications and any other regulatory filings or submissions made or filed for Product by Teva or its designees; (iii) Indevus shall promptly return to Teva all relevant records and materials in Indevus’ possession or control containing Proprietary Information of Teva, provided that Indevus may keep one copy of such Proprietary Information of Teva for archival purposes only; and (iv) if such termination occurs after the assignment of the Assignable Patents pursuant to Section 7.7, Teva (or any Affiliate of Teva, as applicable) will assign to Indevus all Teva’s (or such Affiliate’s) right, title and interest to the Assignable Patents at Teva’s sole cost and expense.

(e) In the event of termination of this Agreement by Teva under Section 9.2(a)(ii) or by Indevus under Sections 9.2(b)(i) or 9.2(c), then, upon the written request of Indevus provided to Teva within [***] of such termination, Teva shall (i) assign to Indevus those Teva Patent Rights, if any, that specifically and only claim the Compound, the use of the Compound and/or methods of making the Compound (and in each case claim no other compound, combination, or product); and (ii) grant to Indevus a non-exclusive, royalty-free, fully paid-up license in the Territory under (A) any Teva Patent Rights not included in (i) above and (B) any Teva Know-How, in each case which are reasonably necessary for Development and Commercialization by Indevus.

(f) During the [***] period immediately following any termination of this Agreement, Teva shall, if so requested by Indevus, reasonably cooperate with Indevus to provide for an orderly transition to Indevus or its designee(s) of the Development and Commercialization activities being performed by Teva hereunder with respect to Product, and after receipt by Indevus of any notification of termination by Teva hereunder, will provide Indevus with reasonable assistance that Indevus may request in responding to due diligence requests by Third Parties that Indevus is negotiating with as potential licensees for Compound or

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Product, provided that Teva shall not be required to disclose to such Third Parties Teva Proprietary Information that does not relate to Compound or Product. In addition, Teva shall cooperate to transition to Indevus upon Indevus’ request any arrangement with any contractor from which Teva had arranged to obtain a supply of Compound or Product, provided that such arrangement is assignable. In the event that such materials are manufactured by Teva or its Affiliates then, at Indevus’ request, Teva shall (a) provide Indevus, at the then current [***], such materials for the completion of any Clinical Studies on-going as of the date of transition, and (b) supply to Indevus, at the then current [***], a final, reasonable quantity of material (bulk product or otherwise) as ordered by Indevus within [***] after the end of the [***] period referenced in this Section 9.4(f).

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1 Indemnity. For purposes of this Article 10, “Indevus Indemnified Parties” refers to Indevus, its Affiliates and the officers, directors, employees, shareholders, agents and successors and assigns of Indevus and its Affiliates, and “Teva Indemnified Parties” refers to Teva, its Affiliates and officers, directors, employees, shareholders, agents and successors and assigns of Teva and its Affiliates.

10.2 Teva Indemnification. Teva shall defend the Indevus Indemnified Parties from and against all suits, claims, actions, demands, complaints, lawsuits or other proceedings, (collectively, “Claims”), that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Indevus Indemnified Parties from and against any and all Losses, that arise out of or are attributable to, (i) Teva’s negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; or (ii) a material breach by Teva of any of its obligations, representations, warranties or covenants under this Agreement; provided, however, that Teva shall not be obligated under this Section 10.2, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Indevus.

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10.3 Indevus Indemnification. Indevus shall defend the Teva Indemnified Parties from and against all Claims, in each case that are brought by a Third Party, and shall indemnify and hold harmless to the fullest extent permitted by law the Teva Indemnified Parties from and against any and all Losses that arise out of such Claims that are attributable to, (i) Indevus’ negligence, recklessness or willful misconduct in exercising or performing any of its rights or obligations under this Agreement; or (ii) a material breach by Indevus of any of its obligations, representations, warranties or covenants under this Agreement; provided, however, that Indevus shall not be obligated under this Section 10.3, to the extent it is shown by evidence acceptable in a court of law having jurisdiction over the subject matter and meeting the appropriate degree of proof for such Claim that the Claim arose out of the negligence or wrongdoing on the part of Teva.

10.4 Indemnification Procedure.

(a) Each Party shall promptly notify the other Party in writing of any Claim. Concurrent with the provision of notice pursuant to this Section 10.4(a), the Indemnified Party shall provide to the other Party copies of any complaint, summons, subpoena or other court filings or correspondence related to such Claim and will give such other information with respect thereto as the other Party shall reasonably request. The Indemnifying Party and Indemnified Party shall meet to discuss how to respond to such Claim. Failure to provide prompt notice shall not relieve any Party of the duty to defend or indemnify unless such failure materially prejudices the defense of any matter. Each Party agrees that it will take reasonable steps to minimize the burdens of the litigation on witnesses and on the ongoing business of the Indemnified Parties including making reasonable accommodations to witnesses’ schedules when possible and seeking appropriate protective orders limiting the duration and/or location of depositions.

(b) Should either Party dispute that any Claim or portion of a Claim (“Disputed Claim”) of which it receives notice pursuant to Section 10.4(a), is an indemnified Claim, it shall so notify the other Party providing written notice in sufficient time to permit such other Party to retain counsel and timely appear, answer and/or move in any such action. In such event, such other Party shall defend against such Claim; provided, however, that such other Party shall not settle any Claim which it contends is an indemnified Claim without providing the Indemnifying

Party [***] notice prior to any such settlement and an opportunity to assume the defense and indemnification of such Claim pursuant to this Agreement. If it is determined that a Disputed Claim is subject to indemnification, the Indemnifying Party will reimburse the costs and expenses, including reasonable attorneys’ fees, of the Indemnified Party.

10.5 Settlement of Indemnified Claims. The Indemnifying Party under Section 10.2 or 10.3, as applicable, shall have the sole authority to settle any Indemnified Claim without the consent of the other Party, provided, however, that an Indemnifying Party shall not, without the written consent of the other Party, as part of any settlement or compromise (i) admit to liability on the part of the other Party; (ii) agree to an injunction against the other Party; or (iii) settle any matter in a manner that separately apportions fault to the other Party. The Parties further agree that as part of the settlement of any Indemnified Claim, an Indemnifying Party shall obtain a full, complete and unconditional release from the claimant on behalf of the Indemnified Parties.

10.6 Insurance.

(a) Each Party shall maintain, commencing as of the Agreement Date, commercial general liability insurance (including coverage for Product Liability, Contractual Liability, Bodily Injury, Property Damage and Personal Injury), in form and substance reasonably satisfactory to the other Party, with minimum limits of [***] per occurrence and in the aggregate annually or, in case of Clinical Studies, during the period when such Clinical Studies are being conducted (the “Insurance”). However, if such Insurance is written on a claims-made form, it shall continue for [***] following termination of this Agreement. The Insurance shall have retroactive date to or coinciding with the Agreement Date. Notwithstanding the foregoing, Teva may satisfy the foregoing obligation with respect to the Insurance through self-insurance.

(b) Such Insurance shall insure against all liability arising out of the manufacture, use, sale, distribution, or marketing of Product in and for the Territory. During the Agreement Term, each Party shall not permit such Insurance to be reduced, expired, materially amended or canceled during the period of the Insurance without reasonable prior written notice, unless outside of the control of the Party, that shall be sent by registered mail to the other Party. Upon request each Party shall provide Certificates of Insurance to the other Party evidencing the coverage specified herein.

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(c) Except as expressly stated herein, a Party’s liability to the other is in no way limited to the extent of the Party’s insurance coverage.

(d) The Parties agree that neither Party shall be deemed to be an additional insured under the terms of their respective insurance policies. The Parties further agree that neither Party shall be deemed to be an additional insured vendor under such policies.

(e) The Parties will use Commercially Reasonable Efforts that the Insurance shall contain an explicit clause, stating that each Party and its insurer waive their rights of subrogation against the other Party and its directors, employees and/or any one on its behalf with respect to the Insurance. Such waiver shall not apply in the event of a malicious act.

(f) The Insurance shall be primary to any other insurance maintained by each Party and each Party hereby waives any claim or demand as to participation in any such other insurance.

(g) The Insurance shall be valid in any location worldwide regarding the activities performed by each Party hereunder (including worldwide jurisdictions) for any destination or lawsuit which will be served against the other Party.

10.7 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE 10.

ARTICLE 11

MISCELLANEOUS

11.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement during the period of time when such failure or delay is caused by or results from fire, flood, earthquake, explosion, storm, blockage, embargo, war, acts of war (whether war be declared or not), terrorism, insurrection, riot, civil commotion, strike, lockout or other labor disturbance, failure of public utilities or common carriers, act of God or act, omission or delay in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practicable.

11.2 Assignment. This Agreement may not be assigned or otherwise transferred without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement (a) to an Affiliate, (b) in connection with a Change of Control, or (c) if divestiture of Product (either alone or as a choice among one or more other products) is required by Law, in each case without such consent; provided further, however, that such assignment shall not relieve the Party of its responsibilities for performance of its obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

11.3 Severability. In the event that any of the provisions contained in this Agreement are held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. In such event, the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.4 Notices.

(a) Correspondence, reports, documentation, and any other communication in writing between the Parties in the course of ordinary implementation of this Agreement (but not including any notice required by this Agreement) shall be in writing and delivered by hand, sent by facsimile, or by overnight express mail (e.g., FedEx) to (i) during the U.S. Collaboration Period, any one (1) member of the CSC appointed by the Party which is to receive such written communication, or any other way as the CSC deems appropriate, and (ii) during the remainder of the Agreement Term, in accordance with the provisions of Section 11.4(b).

(b) Extraordinary notices and communications (including but not limited to notices of termination, force majeure, material breach, change of address, or any other notices required by this Agreement) shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service (e.g., FedEx), postage prepaid, or by facsimile confirmed by prepaid registered or certified air mail letter or by overnight express mail (e.g., FedEx), or sent by prepaid certified or registered air mail, return receipt requested, to the following addresses of the Parties (or to such other address or addresses as may be specified from time to time in a written notice), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties:

if to Indevus to:

INDEVUS PHARMACEUTICALS, INC.

33 Hayden Avenue

Lexington, MA 02421

Attention: Chief Executive Officer

Fax No.: [***]

if to Teva to:

TEVA PHARMACEUTICAL INDUSTRIES LTD.

5 Basel Street

P.O. Box 3190

Petah Tiqva 49131

Israel

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Attention: Vice President, Global Innovative Pipeline Management

Fax No.: [***]

With a copy to:

TEVA PHARMACEUTICALS USA, INC.

425 Privet Road

Horsham, PA 19044

Attention: General Counsel

Fax No.: [***]

With a second copy to:

TEVA NEUROSCIENCE, INC.

901 E. 104th Street

Kansas City, MO 64131

Attention: Vice President of Business Development

Fax No.: [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile on a Business Day, upon confirmed delivery by nationally-recognized overnight courier if so delivered, and on the third Business Day following the date of mailing if sent by registered or certified mail.

11.5 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in all material respects or otherwise are breached. Accordingly, and notwithstanding

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anything herein to the contrary, each of the Parties agrees that the other Party shall be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement, and/or to enforce specifically this Agreement and the terms and provisions hereof, in any action instituted in any court or tribunal having jurisdiction over the Parties and the matter, without posting any bond or other security, and that such injunctive relief shall be in addition to any other remedies to which such Party may be entitled, at law or in equity.

11.6 HSR Filing.

(a) On or about [***] from the Agreement Date, or such other date as the Parties may mutually agree, each of Teva and Indevus will file with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, any filing required of it in the reasonable opinion of both Parties under the HSR Act with respect to the transactions contemplated hereby (an “HSR Filing”). A failure by a Party to so file shall entitle the other Party to immediately terminate this Agreement under Section 9.2(b)(i) without any cure period or waiting period. The Parties will cooperate with one another to the extent necessary in the preparation of any such HSR Filing and shall seek early termination of the waiting period. Each Party will be responsible for its own costs and expenses and one-half of the filing fees associated with any HSR Filing. Notwithstanding any other provision of this Agreement to the contrary, including those under Sections 4.1 and 5.1, neither Party shall be required to perform any obligation under this Agreement (other than this Section 11.6(a)) until the Effective Date.

(b) In respect of any HSR Filing, each of Teva and Indevus will use its good faith efforts to eliminate any concern on the part of any court or government authority regarding the legality of the proposed transaction, including cooperating in good faith with any government investigation and the prompt production of documents and information demanded by a second request for documents and of witnesses if requested.

11.7 Further Assurances. Each of the Parties shall take such further actions as shall be necessary or desirable in order to effectuate the respective rights and obligations hereunder in accordance with the terms and conditions of this Agreement.

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11.8 Applicable Law, Venue and Dispute Resolution. This Agreement shall be governed by the laws of the State of New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply in any action, suit or proceeding arising out of or relating to this Agreement. All actions, suits or proceedings arising out of or relating to this Agreement shall be heard and determined in any New York State or federal court sitting in the City of New York, County of Manhattan, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive any defense of an inconvenient forum to the maintenance of any such action or proceeding. The Parties further agree that, prior to the commencement of any action, suit or proceeding arising out of or relating to this Agreement, the Parties will (a) first present the dispute to the Chief Executive Officer of Indevus and an Executive Vice President of Teva for resolution, and (b) if the Parties’ respective officers are unable to resolve the dispute within [***] after it has been presented to them, the Parties will then attempt in good faith to resolve the dispute through non-binding mediation under the then-current Mediation Procedure of the International Institute for Conflict Prevention and Resolution. If efforts at mediation are unsuccessful within [***] after the dispute has been presented for resolution, any such unresolved dispute shall be resolved at law or in equity in the forum set forth above.

11.9 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire understanding of the Parties with respect to the subject matter. All express or implied agreements and understandings, either oral or written, heretofore made, including any offering letters, letters of intent, or term sheets, are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by all Parties hereto.

11.10 Independent Contractors. It is expressly agreed that the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of such other Party.

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11.11 Waiver. The waiver by a Party hereto of any right hereunder or the failure to perform or of a breach by another Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.12 Headings; References. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof. Any reference in this Agreement to an Article, Exhibit, Schedule or Section shall, unless otherwise specifically provided, be to an Article, Exhibit, Schedule or Section of this Agreement. The words “including”, “includes” and “such as” are used in their non-limiting sense and have the same meaning as “including without limitation” and “including but not limited to.” “Hereunder” and “hereto” means under or pursuant to any provision of this Agreement.

11.13 Interpretation. Both Parties have had the opportunity to have this Agreement reviewed by an attorney; therefore, neither this Agreement nor any provision hereof shall be construed against the drafter of this Agreement.

11.14 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by fax, by email in “portable document format” (“.pdf”) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing an original signature.

11.15 No Third Party Beneficiaries. Except as specifically set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either Party hereto.

11.16 Delegation by Teva. Teva may delegate the full or partial discharge of Teva’s covenants, agreements, obligations and liabilities under this Agreement including, the due and punctual payment of all amounts which are or may become due and payable by Teva hereunder to any Affiliate of Teva at the time of such delegation, provided, however, that any such delegation shall not relieve Teva of its obligations hereunder.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

INDEVUS PHARMACEUTICALS, INC.

By:
Name:
Title:

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE 1.20

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Schedule 1.40

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Schedule 1.40

FIELD ALLOCATIONS

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SCHEDULE 1.53(A)

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SCHEDULE 1.53(B)

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SCHEDULE 1.53(C)

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SCHEDULE 1.62

TITLE	[***]

METHOD	[***]

CLINICAL PHASE	[***]

TREATMENT GROUPS	[***]

STUDY POPULATION	[***]

NUMBER OF SUBJECTS	[***]

STUDY DURATION	[***]

INCLUSION CRITERIA	[***]

EXCLUSION CRITERIA	[***]

STUDY DESIGN	[***]

ENDPOINTS	[***]

STATISTICAL CONSIDERATIONS	[***]

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Table 1- Schedule of Events

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SCHEDULE 1.64(a)        DATA MANAGEMENT

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SCHEDULE 2.6(a)

Vendor	Contract Scope	PO #
[***]	[***]	[***]

SCHEDULE 2.6(b)

None.

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SCHEDULE 3.1        INITIAL MEMBERS OF CSC

Teva Designees:

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Indevus Designees:

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SCHEDULE 4.4(b)        NEXT TRIAL BUDGET

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SCHEDULE 5.3(a)        U.S. LICENSE PERIOD ROYALTY RATES AND MILESTONE PAYMENTS

A. Royalty rates applicable after occurrence of the Decision Point set forth in Section 1.26(a) and the applicable Royalty Conversion Event pursuant to Section 5.3(b):

Period	Annual (Calendar Year) Net Sales of Product in the United States	Royalty Rate
[***]	[***]	[***]

The above royalty rates shall also apply after the occurrence, if any, of a Decision Point set forth in Section 1.26(c) (occurrence of a Significant Plan Amendment) or Section 1.26(d) (Change of Control), and the applicable Royalty Conversion Event pursuant to Section 5.3(b), if either such Decision Point occurs before the occurrence of the Decision Point set forth in 1.26(b).

B. Royalty rates applicable after occurrence of Decision Point set forth in Section 1.26(b) and the applicable Royalty Conversion Event pursuant to Section 5.3(b):

Period	Annual (Calendar Year) Net Sales of Product in the United States	Royalty Rate
[***]	[***]	[***]

The above royalty rates shall also apply after the occurrence, if any, of a Decision Point set forth in Section 1.26(c) (occurrence of a Significant Plan Amendment) or Section 1.26(d) (Change of Control), and the applicable Royalty Conversion Event pursuant to Section 5.3(b), if either such Decision Point occurs after the occurrence of the Decision Point set forth in 1.23(b).

C. Milestone payments payable after occurrence of any of the Decision Points set forth in Section 1.26(a)-(d) and Royalty Conversion Event pursuant to Section 5.3(b):

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The above milestone payments are contingent upon the occurrence of the annual U.S. Net Sales thresholds specified above, and each milestone payment shall be made no more than once with respect to the achievement of such threshold, but shall be payable the first time such threshold is reached. Teva shall notify Indevus in writing of the achievement of the milestones set forth above within [***] after such milestone is achieved. On the date of such notice, the applicable milestone payment shall be paid by Teva.

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